UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 6, 2015 (December 31, 2014)

DICO, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

3445 Lawrence Ave, Oceanside, NY 11572

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

•	the highly competitive nature of, and the increasing consolidation of, the women’s wellness and sexual health products industry;

•	anticipating changes in consumer preferences and buying trends and managing our product lines and inventory;

•	potential fluctuation in our same store sales and quarterly financial performance;

•	our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us;

•	the possibility of material interruptions in the supply of products by our vendors or third-party distributors;

•	products sold by us being found to be defective in labeling or content;

•	compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations;

•	successfully identifying acquisition candidates and successfully completing desirable acquisitions;

•	integrating acquired businesses;

•	opening and operating new stores profitably;

•	the impact of the health of the economy upon our business;

•	protecting our intellectual property rights, particularly our trademarks;

•	the risk that our products may infringe on the intellectual property rights of others;

•	disruption in our information technology systems;

•	severe weather, natural disasters or acts of violence or terrorism;

•	the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system;

•	being a holding company, with no operations of our own, and depending on our subsidiaries for cash;

•	our substantial indebtedness;

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•	the possibility that we may incur substantial additional debt, including secured debt, in the future;

•	restrictions and limitations in the agreements and instruments governing our debt;

•	generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing;

•	changes in interest rates increasing the cost of servicing our debt;

•	the potential impact on us if the financial institutions we deal with become impaired; and

•	the costs and effects of litigation.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our company,” or the “Company” are to the combined business of Dico, Inc. and its consolidated subsidiaries, Christals Acquisition, LLC, Peekay Acquisition, LLC, Peekay SPA, LLC, Peekay, Inc., Conrev, Inc., Condom Revolution, Inc., Charter Smith Sanhueza Retail, Inc. and the Christals Stores.

•	In addition, unless the context otherwise requires and for the purposes of this report only, references to:

•	“Condom Revolution” refers to Condom Revolution, Inc., a California corporation and wholly-owned subsidiary of Conrev;

•	“Conrev” refers to Conrev, Inc., a Washington corporation and wholly-owned subsidiary of Peekay;

•	“Charter Smith” refers to “Charter Smith Sanhueza Retail, Inc., a California corporation and wholly-owned subsidiary of Conrev;

•

“Christals Stores” is to the following entities which each operate one store: ZJ Gifts F-2, L.L.C, ZJ Gifts F-3, L.L.C, ZJ Gifts F-4, L.L.C, ZJ Gifts F-5, L.L.C, ZJ Gifts F-6, L.L.C, ZJ Gifts I-1, L.L.C, ZJ Gifts M-1, L.L.C, ZJ Gifts M-2, L.L.C, and ZJ Gifts M-3, L.L.C.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Peekay” refers to Peekay, Inc., a Washington corporation and wholly-owned subsidiary of Peekay SPA;

•	“Peekay Acquisition” refers to Peekay Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Christals;

•	“Peekay SPA” refers to Peekay SPA, LLC, a Delaware limited liability company and the wholly-owned subsidiary of Peekay Acquisition;

•	“SEC” refers to the U.S. Securities and Exchange Commission; and

•	“Securities Act” refers to the Securities Act of 1933, as amended.

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Market Data and Forecast

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the lingerie and sexual health and wellness products industry in the United States. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections. For example, the lingerie, sexual health and wellness products market may not grow at the rate projected by market data, or at all. In addition, the rapidly changing nature of the lingerie, sexual health and wellness products industry subjects any projections or estimates relating to the growth prospects or future condition of our market to significant uncertainties.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2014, we entered into a Securities Exchange Agreement, or the Securities Exchange Agreement, with Christals Acquisition, LLC, or Christals Acquisition, a Delaware limited liability company, and its members, pursuant to which we acquired 100% of the issued and outstanding equity capital of Christals Acquisition in exchange for 2,524,870 shares of our common stock, par value $0.0001 per share, which constituted 70.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Securities Exchange Agreement. In addition, at the closing of the share exchange, Christals paid us $350,000 in cash. This cash was immediately used for the following purposes (i) to pay down all of our outstanding liabilities, (ii) $308,436 was a partial payment toward the redemption of a total of 15,000,000 of our restricted shares from David Lazar, our former Chief Operating Officer and Secretary, pursuant to a redemption agreement that we entered into with Mr. Lazar on December 31, 2014, and (iii) to satisfy the aggregate purchase price payable to holders of a total of 1,052,600 shares of our common stock, which shares were transferred to the members of Christals as a condition to the closing of the share exchange transaction. In addition to receiving the $308,436 payment for the redemption of his 15,000,000 shares of our common stock, we also transferred to Mr. Lazar our remaining inventory of loose diamonds pursuant to a bill of sale and assignment agreement as the balance of the consideration for the redemption of his shares. Immediately following the closing of the share exchange transaction and the related transactions described above, the former members of Christals and certain equity owners of such members who immediately received distributions of such securities, became the owners of 3,577,470 shares of our common stock constituting 99.9% of our issued and outstanding common stock as of such closing.

Christals Acquisition is a holding company that owns all of the issued and outstanding equity capital of Peekay Acquisition, LLC, a Delaware limited liability company, and its several subsidiaries, which are engaged in the retail sale of lingerie, women’s wellness products and sexual health products.

The foregoing description of the terms of the Securities Exchange Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 2.1 to this report, which are incorporated by reference herein.

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2014, we completed the acquisition of Christals Acquisition pursuant to the Securities Exchange Agreement described in Item 1.01 above. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Christals Acquisition is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on December 31, 2014, we acquired Christals Acquisition, LLC in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after our acquisition of Christals Acquisition, except that information relating to periods prior to the date of the reverse acquisition only relate to Christals Acquisition and its subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We are a leading retailer of lingerie, women’s wellness and sexual health products. Our company was founded in 1981 in Auburn, WA by a mother and daughter team with a focus on creating a comfortable and inviting store environment catering to women and couples. We are dedicated to creating both a place and attitude of acceptance and education for our customers. Today, our company is a leader in changing the perception of sexual wellness throughout the United States with 46 locations across 6 states.

Our stores offer a broad selection of lingerie, toys, lubricants and other related accessories. We offer over 5,000 stock keeping units, or SKUs. We strive to create a visually inspiring environment at our stores and employ highly trained, knowledgeable sales staff, which ensures that our customers leave our stores enlightened by new information, great ideas and fun products.

Our mission is to provide a warm and welcoming retail environment for individuals and couples to explore sexual wellness.

Our revenues grew over 2000% from $1.7 million in fiscal year 2012 to $39.4 million in fiscal year 2013 and 0.8% from $29.1 million for the nine month period ended September 30, 2013 to $29.4 million for the nine month period ended September 30, 2014. Our operating income grew over 750% from an operating loss of $0.6 million in fiscal year 2012 to operating income of $4.2 million in fiscal year 2013 and declined 26.8% from $30.1 million for the nine month period ended September 30, 2013 to $2.2 million for the nine month period ended September 30, 2014. Our net loss grew 183% from $0.9 million in fiscal year 2012 to $2.6 million in fiscal year 2013 and 40% from $1.9 million for the nine month period ended September 30, 2013 to $2.7 million for the nine month period ended September 30, 2014. We believe our growth has been driven primarily by the acquisitions that we have completed and the increasing demand for women’s wellness and sexual health products.

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Our Corporate History and Background

We were incorporated in the State of Nevada on October 30, 2013 under the name Dico, Inc.

On December 31, 2014, we entered into the Securities Exchange Agreement with Christals Acquisition, a Delaware limited liability company, and its members, pursuant to which we acquired 100% of the issued and outstanding equity capital of Christals Acquisition in exchange for 2,524,870 shares of our common stock, par value $0.0001 per share, which constituted 70.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Securities Exchange Agreement. In addition, at the closing of the share exchange, Christals paid us $350,000 in cash. This cash was immediately used for the following purposes (i) to pay down all of our outstanding liabilities, (ii) $308,436 of this cash was used as a partial payment toward the redemption of a total of 15,000,000 of our restricted shares from David Lazar, our former Chief Operating Officer and Secretary, pursuant to a redemption agreement that we entered into with Mr. Lazar on December 31, 2014, and (iii) to satisfy aggregate purchase price payable to holders of a total of 1,052,600 shares of our common stock, which shares were transferred to the members of Christals as a condition to the closing of the share exchange transaction. In addition to receiving the $308,436 payment for the redemption of his 15,000,000 shares of our common stock, we also transferred to Mr. Lazar our remaining inventory of loose diamonds pursuant to a bill of sale and assignment agreement as the balance of the consideration for the redemption of his shares. Immediately following the closing of the share exchange transaction and the related transactions described above, the former members of Christals and certain equity owners of such members who immediately received distributions of such securities, became the owners of 3,577,470 shares of our common stock, constituting 99.9% of our issued and outstanding common stock as of such closing.

As a result of the reverse acquisition, Christals Acquisition became our wholly-owned subsidiary and the former members of Christals Acquisition became our controlling stockholders. For accounting purposes, the share exchange transaction with Christals Acquisition was treated as a reverse acquisition, with Christals Acquisition as the acquirer and Dico, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Christals Acquisition and its consolidated subsidiaries.

Upon the closing of the reverse acquisition on December 31, 2014, Edward Lazar, our director and our Chief Executive Officer, and David Lazar, our director and our Chief Operating Officer and Secretary, submitted resignation letters in which they resigned from all offices that they held effective immediately, and from their positions as our directors effective immediately. On the same date, the following persons were appointed to our board of directors: Ellery W. Roberts (Chairman), Edward Tobin, and David Aho and the persons named below were appointed to the offices set forth opposite their respective names.

NAME	TITLE
Ellery W. Roberts	Chairman of the Board
Lisa Berman	Chief Executive Officer
Bob Patterson	Chief Operating Officer
Janet Mathews	Chief Financial Officer
Martin Walker	Vice President, Marketing and Visual Merchandising
David Leigh	Vice President, Retail
George Williams	Vice President, Merchandising & Inventory

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As a result of our acquisition of Christals Acquisition, we now own all of the issued and outstanding equity capital of Christals Acquisition, a holding company, which in turn owns all of the equity capital of Peekay Acquisition and its several subsidiaries, which are engaged in the retail sale of lingerie, women’s wellness products and sexual health products.

Christals Acquisition, LLC was formed on January 3, 2012 for the purpose of acquiring all of the equity interests in each of the Christals Stores. The Christals Stores were comprised of several limited liability companies that operated as a retailer of women’s wellness and sexual health products. The acquisition of the Christals Stores was consummated on October 9, 2012. Thereafter, on December 31, 2012, Christals Acquisition, through its indirect subsidiary, Peekay SPA, LLC, a Delaware limited liability company, acquired Peekay, Inc., a Washington corporation, and ConRev, Inc., a Washington corporation, both of which operated as retailers of women’s wellness and sexual health products. Peekay, Inc., was incorporated in the state of Washington on November 5, 1982. ConRev, Inc. was incorporated in the state of Washington on December 29, 2004.

Our Corporate Structure

All of our business operations are conducted through our several operating subsidiaries. The chart below presents our corporate structure as of the date of this report:

______________________________

(1) Christals Stores is comprised of the following limited liability companies, which are all limited liability companies that were formed in: (i) the State of Texas: ZJ Gifts F-2, L.L.C, ZJ Gifts F-3, L.L.C, ZJ Gifts F-4, L.L.C, ZJ Gifts F-5, L.L.C, ZJ Gifts F-6, L.L.C; (ii) the State of Colorado: ZJ Gifts I-1, L.L.C, ZJ Gifts M-3, L.L.C; and (iii) the State of Oklahoma; ZJ Gifts M-1, L.L.C, and ZJ Gifts M-2, L.L.C.

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Our principal executive offices are located at 901 West Main Street, Auburn, Washington 98001. The telephone number at our principal executive office is 1-800-447-2993.

Our Industry

We are a specialty retailer at the forefront of the growing mainstream acceptance of sexual wellness products, one of the fastest growing segments of the 1 trillion dollar Health, Wellness and Active Living consumer sector. The rapid growth of this consumer sector is driven by the influence that the aging of the population of Baby Boomers has on the current consumer market and the increased pursuit across all ages of activities and behaviors that promote longevity and quality of life. Retail in this sector is highly fragmented and sexual health and wellness segment is just coming into focus.

While determining the total annual sales of sexual wellness products in the U.S. is difficult, in 2010 INSEAD valued the total market at $884.65 million. Recent surveys substantiate the strong demand among U.S. consumers for sexual wellness products and predict significant growth into the future.

Two Indiana University studies conducted among nationally representative samples of adult American men and women show that vibrator use during sexual interactions is common, with use being reported by approximately 53 percent of women and 45 percent of men ages 18 to 60. Not only is vibrator use common, but the two studies also show that vibrator use is associated with more positive sexual function and being more proactive in caring for one's sexual health.

Intimate Care Products is another rapidly growing product category under the sexual health and wellness segment. Personal lubricant sales have seen growth as early as 2005, increasing 14.7% over 2004, with more intimate products such as warming massage oils and pre-filled lubricant applicators entering the mainstream.

The increased acceptance of this sector by shoppers of all ages, especially women has led to retailers serving the Health and Wellness segment to give these items more visible shelf locations. Another important factor in the growing mainstream acceptance of sexual wellness products is the change in attitudes among major publications. National periodicals such as Men`s Health, Rolling Stone, Redbook, Maxim and Cosmopolitan regularly feature articles and accept advertising for vendors such as Trojan, Durex, Liberator and Lelo. Cable television is also beginning to echo the trends of sexual health and wellness in advertising by Trojan, Durex and Adam and Eve and programming like Sex and the City, Two Broke Girls, Two and a Half Men, Dr. Oz, Oprah and regular and repeat exposure in reality based programming.

Our Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively in and capitalize on the growing lingerie, women’s wellness and sexual health products market.

•

Niche Dominance: We believe that we are the dominant brand in the lingerie and sexual health and wellness market, recognized for offering the highest quality products in a bright and comfortable store.

•

Our unique customer experience. We combine top of the line products, value and convenience with the distinctive environment and experience of a specialty retailer. Our well-trained sales personnel provide customized advice tailored to our customers’ needs to ensure that customers walk out of our stores enlightened with new information, great ideas and fun products. We believe that our customer service strategy, convenient locations and attractive store design combine to create a unique shopping experience.

•

Strong vendor relationships across product categories. We have strong, active relationships with over 70 vendors. We believe the scope of these relationships, which have taken years to develop, creates a significant impediment for other retailers to replicate our model. We work closely with our vendors to market both new and existing brands in a collaborative manner.

•	Experienced Management Team. Our management team has over 150 years of combined experience in the retail market.

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Our Growth Strategy

We will strive to be a leading retailer of lingerie, women’s wellness and sexual health products by pursuing the following growth strategies:

•

Retail Expansion Strategy: We expect to grow at a rate of 8-15 stores per year, resulting in 114 stores by the end of 2019. New stores feature new décor aligned with the shopping preference of today’s modern women and couples.

•

Online Retail Expansion: We believe that the creation of a stronger online presence and more targeted focus on ecommerce and omni channel retail will result in growth opportunities for our business. Increased focus on ecommerce will provide additional brand recognition and awareness for our brick and mortar stores.

•

Expansion of SuteraTM Private Label Business: We launched our SuteraTM Toys private label brand in 2012 and we believe that it has been well received by our customers. We plan to build brand recognition through SuteraTM print and online ads and to feature SuteraTM products in physical and online retail stores.

•

Acquisition Opportunities: Our market is primarily made up of small, regional players and represents a significant opportunity for expansion of store footprint through both greenfield store development in new markets and targeted acquisitions. Many regional and ecommerce companies exist both domestically and internationally. Acquisitions would allow us to quickly expand our geographic footprint into new and adjacent markets.

Store Design and Operations

Our stores are designed and built to appeal to a mainstream customer base. Exterior signage is designed, constructed and installed by professional signage partners. Signage and logos are visible, well lit and easy to read. The entrance to our stores typically consists of glass windows featuring high-end lingerie displays coordinated by our corporate visual merchandising department. Every detail of our stores is intended to convey a welcoming, open and friendly shopping environment.

We have engaged an architectural firm to develop a brand new retail store design. The all-female design team has decades of experience in retail store design and execution. The new store layout is designed to flourish in the highest end shopping centers with its fun, welcoming and open atmosphere. With an energetic color palette and dynamic lighting, the new store design is aligned with the shopping preferences of today’s mainstream women and couples. Our new prototype has currently been rolled out at four locations, namely, North Hollywood, San Bernardino, Santa Monica and Northridge. A fifth store is scheduled to open in Palmdale, CA in December 2014.

Merchandise

We employ a six member merchandising team responsible for negotiating, buying, visual merchandising, planning and analysis. We utilize “trend-right” in-store displays, which are custom-made, feature tables designed to show elegant collections of seasonal merchandise. Our merchandising philosophy is focused on understanding our customers’ needs.

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We offer our customers a variety of women’s wellness and sexual health related products. Products are designed for women and couples to enhance their sexual satisfaction and meet their broad range of expectations. We offer a variety of quality products ranging from entry-level price points to premium, high-end brands. We have over 5,000 SKUs available ranging from $1 condoms to $265 vibrators. Seasonally, new products represent 20-25% of our overall product assortment. In addition to our broad retail brand portfolio, we also provide SuteraTM private label merchandise. As part of our change in merchandising strategy to a “wellness” focus, we have discontinued our visual category, which constitutes video sales (a lower margin product not targeted at our key demographic).

During the fiscal year ended December 31, 2013, our breakdown of sales by product category was as follows:

•

Sales of personal items constituted approximately 54% of our sales. These items include massagers, vibrators, women’s personal care, men’s personal care and restraints, including brands such as Jimmy Jane, Pipedream, We Vibe and SuteraTM Toys.

•

Sales of gift items constituted approximately 29% of our sales. These items include personal lubricants, apothecary, candles, condoms and sensitizers and desensitizers, including brands such as Crazy Girl, Kamasutra, Earthly Body and System Jo.

•

Sales of lingerie constituted approximately 17% of our sales. Lingerie includes a broad range of bodystockings, clubwear, costumes, corsets, babydolls, hosiery and panties, including brands such as Dreamgirl, Coquette, Escante and Rene Rofe.

Marketing and Advertising

We market our retail stores through a variety of channels, including billboards, direct mail, radio, interactive and social media and grass roots events. All new stores are allotted a special marketing budget dedicated to a grand opening event. We have an integrated marketing plan that extends from out-of-store to in-store elements, including posters, signage and displays created by a professional in-house design staff.

Store Locations

We select geographic areas and store sites on the basis of demographic information, the quality and nature of neighboring tenants, store visibility and location accessibility. We seek to locate stores primarily in in or near centers with major national brands and regional brands such as Target, Walgreens, TJ Maxx, Sally Beauty Supply, Starbucks and others.

We balance our store expansion between new and existing marketplaces. In our existing marketplaces, we add stores as necessary to provide additional coverage. In new marketplaces, we generally seek to expand in geographically contiguous areas to leverage our experience. We believe that our knowledge of local marketplaces is an important part of our success.

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The following table provides a history of our store count during the last two fiscal years:

	Fiscal Year Ended December 31
	2013	2012
Stores open at beginning of period	42	0
Net store openings during period	1	0
Stores acquired during period	1	42

Stores open at end of period	44	42

Competition

Our major competitors for our lingerie, women’s wellness and sexual health products include Adam & Eve, Ann Summers, Pure Romance, Pleasure Chest, Kiss & Tell and Romantix. For our lingerie products, we also compete with traditional department stores such as Macy’s and Nordstrom and specialty stores such as Victoria Secret and Frederick’s of Hollywood. The online businesses of the aforementioned retailers as well as pure play e-commerce business such as Amazon are also competition. Our competitive advantages are the quality and assortment of merchandise and services, our value proposition, the quality of our customers’ shopping experience brought about as the result of our knowledgeable and welcoming sales personnel and the convenience of our stores and website as a one-stop destination for lingerie, women’s wellness and sexual health products.

Customer Service

We strive to complement our extensive merchandise selection and innovative store design with superior customer service. We actively recruit individuals with significant knowledge and experience in the field of women’s wellness and sexual health products. We try to ensure that our customers walk out of our stores enlightened with new information, great ideas and fun products. We seek individuals with retail experience because we believe their general retail knowledge can be leveraged in the women’s wellness and sexual health products industry. We believe that employees' knowledge of the products and ability to explain the advantages of the products increases sales and that their prompt, knowledgeable service fosters the confidence and loyalty of customers and differentiates our business from other professional retailers of women’s wellness and sexual health products. Our employees are trained to foster a warm and welcoming retail environment for individuals and couples to explore sexual wellness. We believe that this attitude of acceptance and education for consumers sets us apart from our competitors.

We emphasize product knowledge during initial training as well as during ongoing training sessions, with programs intended to provide new associates and managers with significant training. The training programs encompass operational and product training and are designed to increase employee and store productivity. Store employees are also required to participate in training on an ongoing basis to keep up-to-date on products and operational practices.

Most of our stores are staffed with a store manager, assistant store manager and two or three part-time associates. A district manager, who reports directly to the Vice President of Retail, supervises the operations of each store.

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Relationships with Vendors

We employ a variety of vendors with no single vendor representing more than 10% of our total purchases. We maintain close relationships with our domestic and foreign vendors. We believe that our broad store footprint and geographic reach provides us with an ability to form long-standing relationships with suppliers. We source more than 85% of our products directly from U.S. based companies. Our private label brand, SuteraTM , constitutes about 6% of our sales and is sourced from manufacturers in China. We believe that our relatively large industry presence allows us privileged access to premium factories resulting in a reliable and responsive supply chain.

Top 20 Vendors

(#s are in thousands)

Vendor	2011	2012	2013	% of 2013 Purchases	Q1 to Q3 of 2014
Vendor # 1	$469	$737	$705	6.5%	$561
Vendor # 2	374	464	688	6.3%	593
Vendor # 3	406	439	589	5.4%	566
Vendor # 4	374	632	542	5.0%	235
Vendor # 5	421	512	490	4.5%	738
Vendor # 6	514	543	382	3.5%	252
Vendor # 7	230	264	380	3.5%	436
Vendor # 8	162	227	328	3.0%	190
Vendor # 9	315	294	300	2.8%	409
Vendor # 10	163	178	291	2.7%	206
Vendor # 11	278	412	242	2.2%	74
Vendor # 12	164	189	224	2.1%	266
Vendor # 13	206	287	217	2.0%	165
Vendor # 14	158	309	205	1.9%	186
Vendor # 15	149	183	187	1.7%	167
Vendor # 16	53	-	173	1.6%	183
Vendor # 17	182	165	166	1.5%	59
Vendor # 18	137	174	150	1.4%	192
Vendor # 19	65	73	150	1.4%	203
Vendor # 20	177	93	144	1.3%	190
	$4,995	$6,178	$6,555	60.4%	$5,873

Products are purchased from these vendors on an at-will basis or under contracts which can be terminated without cause upon 90 days' notice or less or expire without express rights of renewal. Such manufacturers could discontinue sales to us at any time or upon short notice. If any of these suppliers discontinued selling or were unable to continue selling to us, there could be a material adverse effect on our business and results of operations.

As is typical in the distribution businesses, relationships with vendors are subject to change from time to time. Changes in our relationships with vendors occur often, and could positively or negatively impact our net sales and operating profits. Please see "Risk Factors—We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us." However, we believe that we can be successful in mitigating negative effects resulting from unfavorable changes in the relationships between us and our vendors through, among other things, the development of new or expanded vendor relationships.

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Management Information Systems

Our management information systems provide order processing, accounting and management information for the marketing, distribution and store operations functions of our business. The ERP functionality is built on the Microsoft Dynamics platform with custom add-ons from certified solutions providers. The information gathered by the ERP supports automatic replenishment of in-store inventory and provides support for product purchase decisions. Please see “Risk Factors— We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could have a material adverse effect on our operations.”

Trademarks and Other Intellectual Property Rights

Our trademarks, certain of which are material to our business, are registered or legally protected in the U.S. Together with our subsidiaries, we own 10 trademark registrations in the U.S. We also rely upon trade secrets and know-how to develop and maintain our competitive position. We protect intellectual property rights through a variety of methods, including reliance upon trademark, patent and trade secret laws and confidentiality agreements with many vendors, employees, consultants and others who have access to our proprietary information. The duration of our trademark registrations is generally 2 years.

Regulation

We are subject to a wide variety of laws and regulations, which historically have not had a material effect on our business. For example, in the U.S., most of the products sold and the content and methods of advertising and marketing utilized are regulated by a host of federal agencies, including, in each case, one or more of the following: the Food and Drug Administration, or FDA, the Federal Trade Commission, or FTC, and the Consumer Products Safety Commission. Since we are a retailer (and not a manufacturer) of these products, responsibility for compliance generally falls upon the manufacturer. In marketplaces outside of the U.S., regulation is also comprehensive and focused upon product labeling and safety issues.

Employees

As of September 30, 2014, we had a total of 289 employees, 119 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Retail Sales	71
Retail Management & Support	10
Warehousing & Distribution	10
Retail Marketing and Ecommerce	8
Merchandising and Inventory Management	6
Accounting, Payroll and Benefits Administration	4
IT Support	3
Loss Prevention	3
Executive Management	3
Maintenance	1
Total	119

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

The health of the economy in the channels we serve may affect consumer purchases of discretionary items such lingerie, women’s wellness and sexual health products, which could have a material adverse effect on our business, financial condition, profitability and cash flows. In addition, the recent global economic crisis and volatility in global economic conditions and the financial markets may adversely affect our business, financial condition, profitability, and cash flows.

Our results of operations may be materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and internationally. Concerns over inflation, employment, tax laws, energy costs, healthcare costs, geopolitical issues, terrorism, the availability and cost of credit, the mortgage market, sovereign and private banking systems, sovereign deficits and increasing debt burdens and the real estate and other financial markets in the U.S. and Europe have contributed to increased volatility and diminished expectations for the U.S. and certain foreign economies. We appeal to a wide demographic consumer profile and offer an extensive selection of lingerie, women’s wellness and sexual health products sold to retail consumers. Continued uncertainty in the economy could adversely impact consumer purchases of discretionary items across all of our product categories. Factors that could affect consumers’ willingness to make such discretionary purchases include: general business conditions, levels of employment, interest rates, tax rates, the availability of consumer credit and consumer confidence in future economic conditions. In the event of a prolonged economic downturn or acute recession, consumer spending habits could be adversely affected and we could experience lower than expected net sales.

In addition, the recent global economic crisis and volatility and disruption to the capital and credit markets have had a significant, adverse impact on global economic conditions, resulting in recessionary pressures and declines in consumer confidence and economic growth. While these declines have moderated, the level of consumer spending is not where it was prior to the global recession, and economic conditions could lead to further declines in consumer spending in the future. Additionally, there can be no assurance that various governmental activities to stabilize the markets and stimulate the economy will restore consumer confidence or change spending habits. Reduced consumer spending could cause changes in customer order patterns and changes in the level of merchandise purchased by our customers, and may signify a reset of consumer spending habits, all of which may adversely affect our business, financial condition, profitability and cash flows.

Recent economic conditions have also resulted in a tightening of the credit markets, including lending by financial institutions, which is a source of capital for our borrowing and liquidity. This tightening of the credit markets has increased the cost of capital and reduced the availability of credit. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. While global credit and financial markets appear to be recovering from extreme disruptions experienced over the past few years, uncertainty about continuing economic stability remains. It is difficult to predict how long the current economic and capital and credit market conditions will continue, the extent to which they will continue to recover, if at all, and which aspects of our products or business may be adversely affected. Current market and credit conditions could continue to make it more difficult for developers and landlords to obtain the necessary credit to build new retail centers. A significant decrease in new retail center development could limit our future growth opportunities as long as the aforementioned conditions exist.

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Additionally, the general deterioration in economic conditions could adversely affect our commercial partners including our product vendors as well as the real estate developers and landlords who we rely on to construct and operate centers in which our stores are located. A bankruptcy or financial failure of a significant vendor or a number of significant real estate developers or shopping center landlords could have a material adverse effect on our business, financial condition, profitability, and cash flows.

We may be unable to compete effectively in our highly competitive markets.

The markets for lingerie, women’s wellness and sexual health products are highly competitive with few barriers to entry even when economic conditions are favorable. We compete against a diverse group of retailers, both small and large, including regional and national department stores, specialty retailers, drug stores, mass merchandisers, Internet businesses, and catalog retailers. We believe the principal bases upon which we compete are the breadth of merchandise, our value proposition, the quality of our customers’ shopping experience and the convenience of our stores as one-stop destinations for lingerie, women’s wellness and sexual health products and services. Many of our competitors are, and many of our potential competitors may be, larger and have greater financial, marketing and other resources and therefore may be able to adapt to changes in customer requirements more quickly, devote greater resources to the marketing and sale of their products, generate greater national brand recognition or adopt more aggressive pricing policies than we can. As a result, we may lose market share, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

If we are unable to stay abreast of trends in the women’s wellness and sexual health products market and react to changing consumer preferences in a timely manner, our sales will decrease.

We believe our success depends in substantial part on our ability to:

•	create a warm and welcoming retail environment for individuals and couples to explore sexual wellness

•	recognize and define trends in women’s wellness and sexual health products;

•	anticipate, gauge and react to changing consumer demands in a timely manner;

•	translate market trends into appropriate, saleable product and service offerings in our stores in advance of our competitors;

•	source, develop and maintain vendor relationships that provide us access to the newest merchandise on reasonable terms; and

•	distribute merchandise to our stores in an efficient and effective manner and maintain appropriate in-stock levels.

If we are unable to anticipate and fulfill the merchandise needs of the regions in which we operate, our net sales may decrease and we may be forced to increase markdowns of slow-moving merchandise, either of which could have a material adverse effect on our business, financial condition, profitability and cash flows.

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If we fail to retain our existing senior management team or attract qualified new personnel, such failure could have a material adverse effect on our business, financial condition, profitability and cash flows.

Our business requires disciplined execution at all levels of our organization. This execution requires an experienced and talented management team. Lisa Berman was appointed as our Chief Executive Officer upon the consummation of the reverse acquisition. Bob Patterson was appointed as the Chief Information Officer of Christals Acquisition effective January 2013, was promoted to Chief Operating Officer of Christals Acquisition in October 2014 and became our Chief Operating Officer upon the consummation of the reverse acquisition and Janet Mathews was appointed Chief Financial Officer of Christals Acquisition effective April 2014 and became our Chief Financial Officer upon the closing of the reverse acquisition. If we were to lose the benefit of the experience, efforts and abilities of key executive personnel, it could have a material adverse effect on our business, financial condition, profitability and cash flows. Furthermore, our ability to manage our retail expansion will require us to continue to train, motivate and manage our associates. We will need to attract, motivate and retain additional qualified executive, managerial and merchandising personnel and store associates. Competition for this type of personnel is intense, and we may not be successful in attracting, assimilating and retaining the personnel required to grow and operate our business profitably.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons, which could result in a decline in the price of our common stock.

Our comparable store sales and quarterly results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of factors affect our comparable store sales and quarterly financial performance, including:

•	general U.S. economic conditions and, in particular, the retail sales environment;

•	changes in our merchandising strategy or mix;

•	performance of our new and remodeled stores;

•	the effectiveness of our inventory management;

•	timing and concentration of new store openings, including additional human resource requirements and related pre-opening and other start-up costs;

•	cannibalization of existing store sales by new store openings;

•	levels of pre-opening expenses associated with new stores;

•	timing and effectiveness of our marketing activities;

•	seasonal fluctuations due to weather conditions; and

•	actions by our existing or new competitors.

Accordingly, our results for any one fiscal quarter are not necessarily indicative of the results to be expected for any other quarter, and comparable store sales for any particular future period may decrease. In that event, the price of our common stock would likely decline. For more information on our quarterly results of operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We may not be able to sustain our growth plans and successfully develop and implement our long-range strategic and financial plan, which could have a material adverse effect on our business, financial condition, profitability and cash flows. In addition, we intend to continue to open new stores, which could strain our resources and have a material adverse effect on our business, financial condition, profitability and cash flows.

Our continued and future growth largely depends on our ability to implement our long-range strategic and financial plan and successfully open and operate new stores on a profitable basis. Our senior management is currently evaluating our long-range strategic and financial plan to align and prioritize our growth strategies, as well as additional investments that will be needed to support continued and future growth. There can be no assurance that we will be successful in implementing our growth plan or long-range strategic initiatives, and our failure to do so could have a material adverse impact on our business, financial condition, profitability and cash flows. During fiscal 2013, we opened 2 new stores and in fiscal 2014, we will have opened 6 new stores with a seventh store under construction. We intend to continue to grow our number of stores for the foreseeable future, and believe we have the long-term potential to grow our store base from 47 stores to approximately 115 stores in the United States by December 2019. During fiscal 2014, the average investment required to open a typical new store was approximately $250,000. Our continued expansion places increased demands on our financial, managerial, operational, supply-chain and administrative resources. For example, our planned expansion will require us to increase the number of people we employ as well as to monitor and upgrade our management information and other systems and our distribution infrastructure. These increased demands and operating complexities could cause us to operate our business less efficiently and could have a material adverse effect on our business, financial condition, profitability and cash flows.

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Any material disruption of our information systems could negatively impact financial results and materially adversely affect our business operations, particularly during the holiday season.

We are increasingly dependent on a variety of information systems to effectively manage the operations of our growing store base and fulfill customer orders from our e-commerce business. Our current systems solution will not scale far beyond 80 stores. Management has identified a need to replace our ERP solution to support long-term growth. This implementation is anticipated as a 2017 capital project. The failure of our information systems to perform as designed could have an adverse effect on our business and results of our operations. Any material disruption of our systems could disrupt our ability to track record and analyze the merchandise that we sell and could negatively impact our operations, shipment of goods, ability to process financial information and credit card transactions, and our ability to receive and process e-commerce orders or engage in normal business activities. Moreover, security breaches or leaks of proprietary information, including leaks of customers’ private data, could result in liability, decrease customer confidence in our company, and weaken our ability to compete in the marketplace, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

Our e-commerce operations are increasingly important to our business and is an area that we believe can grow significantly in the future. The Lovers website serves as an effective extension of our marketing and prospecting strategies by exposing potential new customers to our brand, product offerings, and enhanced content. As the importance of our website and e-commerce operations to our business grows, we are increasingly vulnerable to website downtime and other technical failures. Our failure to successfully respond to these risks could reduce e-commerce sales and damage our brand’s reputation.

We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could have a material adverse effect on our operations.

We rely on information technology systems across our operations, including for management, supply chain and financial information and various other processes and transactions. Our ability to effectively manage our business depends on the security, reliability and capacity of these systems. Information technology system failures, network disruptions or breaches of security could disrupt our operations, causing delays or cancellation of customer orders or impeding the manufacture or shipment of products, processing of transactions or reporting of financial results. An attack or other problem with our systems could also result in the disclosure of proprietary information about our business or confidential information concerning our customers or employees, which could result in significant damage to our business and our reputation.

Cybersecurity breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, damage our reputation, and cause a loss of confidence in our business, products and services, which could adversely affect our business, financial condition, profitability and cash flows. We employ IT security and security-related products and services to proactively monitor our systems and networks. We maintain continual vigilance in regard to the protection of sensitive information and we believe that we are in compliance with all applicable data protection laws and regulations.

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Unauthorized disclosure of confidential customer, associate or company information could damage our reputation, expose us to litigation and negatively impact our business.

We collect, process and retain sensitive and confidential customer and associate information as part of our normal course of business. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential information. Despite the security measures we have in place, our systems and those of our third party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. Any security breach of customer, associate or company confidential information could result in damage to our reputation and result in lost sales, litigation, fines, or additional investments to fix or replace the systems that were breached. Any of these events could have a material adverse effect on our business, financial condition, profitability and cash flows.

Our e-commerce business may be unsuccessful.

We offer many of our women’s wellness and sexual health products for sale through our website and we expect to expand and further promote these offerings in the future. As a result, we encounter risks and difficulties frequently experienced by internet-based businesses, including risks related to our ability to attract and retain customers on a cost-effective basis and our ability to operate, support, expand and develop our internet operations, website and software and other related operational systems. Although we believe that our participation in both e-commerce and physical store sales is a distinct advantage for us due to synergies and the potential for new customers, supporting product offerings through both of these channels could create issues that have the potential to adversely affect our results of operations. For example, if our e-commerce business successfully grows, it may do so in part by attracting existing customers, rather than new customers, who choose to purchase products from us online rather than from our physical stores, thereby reducing the financial performance of our stores. In addition, offering different products through each channel could cause conflicts and cause some of our current or potential internet customers to consider competing distributors of women’s wellness and sexual health products. In addition, offering products through our internet channel could cause some of our current or potential vendors to consider competing internet offerings of their products either on their own or through competing distributors. As we continue to grow our e-commerce business, the impact of attracting existing rather than new customers, of conflicts between product offerings online and through our stores, and of opening up our channels to increased internet competition could have a material adverse impact on our business, financial condition, profitability and cash flows, including future growth.

A reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located could significantly reduce our sales and leave us with unsold inventory, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

As a result of our real estate strategy, most of our stores are located in off-mall shopping areas known as strip centers and power centers. Power centers typically contain three to five big-box anchor stores along with a variety of smaller specialty tenants and a strip center has two to six retail co-tenants. As a consequence of most of our stores being located in such shopping areas, our sales are derived, in part, from the volume of traffic generated by the other destination retailers and the anchor stores in the retail areas and power centers where our stores are located. Customer traffic to these shopping areas may be adversely affected by the closing of destination retailers or anchor stores, or by a reduction in traffic to such stores resulting from a regional or global economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular retail area. Such a reduction in customer traffic would reduce our sales and leave us with excess inventory, which could have a material adverse effect on our business, financial condition and results of operations. We may respond by increasing markdowns or initiating marketing promotions to reduce excess inventory, which would further decrease our gross profits and net income. This risk is more pronounced during the recent economic downturn that has resulted in a number of national retailers filing for bankruptcy or closing stores due to depressed consumer spending levels.

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We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.

We do not manufacture any products we sell, and instead purchase our products from manufacturers and private label fillers. Since we purchase products from many manufacturers and fillers under at-will contracts and contracts which can be terminated without cause upon 90 days' notice or less, or which expire without express rights of renewal, manufacturers and fillers could discontinue sales to us immediately or upon short notice. In lieu of termination, a manufacturer may also change the terms upon which it sells, for example, by raising prices or broadening distribution to third parties. For these and other reasons, we may not be able to acquire desired merchandise in sufficient quantities or on acceptable terms in the future.

Although we plan to mitigate the negative effects resulting from potential unfavorable changes in our relationships with suppliers, there can be no assurance that our efforts will partially or completely offset the loss of these distribution rights. Any significant interruption in the supply of products by manufacturers and fillers could disrupt our ability to deliver merchandise to our stores and customers in a timely manner, which could have a material adverse effect on our business, financial condition and results of operations.

Manufacturers and label fillers are subject to certain risks that could adversely impact their ability to provide us with their products on a timely basis, including inability to procure ingredients, industrial accidents, environmental events, strikes and other labor disputes, union organizing activity, disruptions in logistics or information systems, loss or impairment of key manufacturing sites, product quality control, safety, and licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which neither they nor we have control. In addition, our operating results depend to some extent on the orderly operation of our receiving and distribution processes, which depend on manufacturers' adherence to shipping schedules and our effective management of our distribution facilities and capacity.

If a material interruption of supply occurs, or a significant manufacturer or filler ceases to supply us or materially decreases its supply to us, we may not be able to acquire products with similar quality as the products we currently sell or to acquire such products in sufficient quantities to meet our customers' demands or on favorable terms to our business, any of which could adversely impact our business, financial condition and results of operations.

If products sold by us are found to be defective in labeling or content, our credibility and that of the brands we sell may be harmed, marketplace acceptance of our products may decrease, and we may be exposed to liability in excess of our products liability insurance coverage and manufacturer indemnities.

We do not control the production process for the products we sell. We may not be able to identify a defect in a product we purchase from a manufacturer or label filler before we offer such product for resale. In many cases, we rely on representations of manufacturers and fillers about the products we purchase for resale regarding the composition, manufacture and safety of the products, as well as the compliance of our product labels with government regulations. Our sale of certain products exposes us to potential product liability claims, recalls or other regulatory or enforcement actions initiated by federal, state or foreign regulatory authorities or through private causes of action. Such claims, recalls or actions could be based on allegations that, among other things, the products sold by us are misbranded, contain contaminants or impermissible ingredients, provide inadequate instructions regarding their use or misuse, or include inadequate warnings concerning flammability or interactions with other substances. Claims against us could also arise as a result of the misuse by purchasers of such products or as a result of their use in a manner different than the intended use. We may be required to pay for losses or injuries actually or allegedly caused by the products we sell and to recall any product we sell that is alleged to be or is found to be defective.

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Any actual defects or allegations of defects in products sold by us could result in adverse publicity and harm our credibility or the credibility of the manufacturer, which could adversely affect our business, financial condition and results of operations. Although we may have indemnification rights against the manufacturers of many of the products we distribute and rights as an "additional insured" under the manufacturers' insurance policies, it is not certain that any manufacturer or insurer will be financially solvent and capable of making payment to any party suffering loss or injury caused by products sold by us. Further, some types of actions and penalties, including many actions or penalties imposed by governmental agencies and punitive damages awards, may not be remediable through reliance on indemnity agreements or insurance. Furthermore, potential product liability claims may exceed the amount of indemnity or insurance coverage or be excluded under the terms of an indemnity agreement or insurance policy and claims for indemnity or reimbursement by us may require us to expend significant resources and may take years to resolve. If we are forced to expend significant resources and time to resolve such claims or to pay material amounts to satisfy such claims, it could have an adverse effect on our business, financial condition and results of operations.

We rely on our good relationships with vendors to women’s wellness and sexual health products on reasonable terms. If these relationships were to be impaired, or if certain vendors were to change their distribution model or are unable to supply sufficient merchandise to keep pace with our growth plans, we may not be able to obtain a sufficient selection or volume of merchandise on reasonable terms, and we may not be able to respond promptly to changing trends in beauty products, either of which could have a material adverse effect on our competitive position, business, financial condition, profitability and cash flows.

We have no long-term supply agreements or exclusive arrangements with vendors and, therefore, our success depends on maintaining good relationships with our vendors. Our business depends to a significant extent on the willingness and ability of our vendors to supply us with a sufficient selection and volume of products to stock our stores. Some of our vendors may not have the capacity to supply us with sufficient merchandise to keep pace with our growth plans. If we fail to maintain strong relationships with our existing vendors, or fail to continue acquiring and strengthening relationships with additional vendors of women’s wellness and sexual health products, our ability to obtain a sufficient amount and variety of merchandise on reasonable terms may be limited, which could have a negative impact on our competitive position.

During fiscal 2013, merchandise supplied to us by our top ten vendors accounted for approximately 42% of our net sales and during the nine month period ended September 30, 2014, merchandise supplied to us by our top ten vendors accounted for 43%. There continues to be vendor consolidation within the women’s wellness and sexual health products industry. The loss of or a reduction in the amount of merchandise made available to us by any one of these key vendors, or by any of our other vendors, could have an adverse effect on our business, financial condition, profitability and cash flows.

If we are unable to protect our intellectual property rights, our brand and reputation could be harmed, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

We regard our trademarks, trade dress, copyrights, trade secrets, know-how and similar intellectual property as critical to our success. Our principal intellectual property rights include registered and common law trademarks on our names “Peekay,” “Christals,” “Conrev,” “Condom Revolution,” “Touch of Romance,” “Lovers,” ”Lovers Package,” “Sutera,” and other marks incorporating these names, copyrights in our website content, rights to our domain name www.loverspackage.com and trade secrets and know-how with respect to our branded product formulations, product sourcing, sales and marketing and other aspects of our business. As such, we rely on trademark and copyright law, trade secret protection and confidentiality agreements with certain of our employees, consultants, suppliers and others to protect our proprietary rights. If we are unable to protect or preserve the value of our trademarks, copyrights, trade secrets or other proprietary rights for any reason, or if other parties infringe on our intellectual property rights, our brand and reputation could be impaired and we could lose customers.

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We, as well as our vendors, are subject to laws and regulations that could require us to modify our current business practices and incur increased costs, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

In the U.S. markets, numerous laws and regulations at the federal, state and local levels can affect our business. Legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. If we fail to comply with any present or future laws or regulations, we could be subject to future liabilities, a prohibition on the operation of our stores or a prohibition on the sale of our products. In particular, failure to adequately comply with the following legal requirements could have a material adverse effect on our business, financial condition, profitability and cash flows:

In March 2010, comprehensive healthcare reform legislation under the Patient Protection and Affordable Care Act and the Health Care Education and Affordability Reconciliation Act (collectively, the “Acts”) was passed and signed into law. This healthcare reform legislation significantly expands healthcare coverage to many uninsured individuals and to those already insured. Due to the breadth and complexity of the healthcare reform legislation and the staggered implementation and uncertain timing of the regulations and lack of interpretive guidance, it is difficult to predict the overall impact of the healthcare reform legislation on our business over the coming years. Possible adverse effects include increased costs, exposure to expanded liability and requirements for us to revise the ways in which we conduct business. For example, the Patient Protection and Affordable Care Act has imposed new mandates on employers, including a requirement effective January 1, 2014 (which has been extended to January 1, 2015 due to a recent executive order) that employers with 50 or more full-time employees provide “credible” health insurance to employees or pay a financial penalty. Given our current health plan design, and assuming the law is implemented without significant changes, these mandates could materially increase our costs. Moreover, if we choose to opt out of offering health insurance to our employees, we may become less attractive as an employer and it may be harder for us to compete for qualified employees. Additionally, because significant provisions of the Acts will become effective on various dates over the next several years, future changes could significantly impact any effects on our business that we previously anticipated.

Our expanding workforce, growing in pace with our number of stores, makes us vulnerable to changes in labor and employment laws. In addition, changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs, which could hurt our profitability and affect our growth strategy.

As we grow the number of our stores in new cities and states, we are subject to local building codes in an increasing number of local jurisdictions. Our failure to comply with local building codes, and the failure of our landlords to obtain certificates of occupancy in a timely manner, could cause delays in our new store openings, which could increase our store opening costs, cause us to incur lost sales and profits, and damage our public reputation.

Ensuring compliance with local zoning and real estate land use restrictions across numerous jurisdictions is increasingly challenging as we grow the number of our stores in new cities and states. Our store leases generally require us to provide a certificate of occupancy with respect to the interior build-out of our stores (landlords generally provide the certificate of occupancy with respect to the shell of the store and the larger shopping area and common areas), and while we strive to remain in compliance with local building codes relating to the interior build out of our stores, the constantly increasing number of local jurisdictions in which we operate makes it increasingly difficult to stay abreast of changes in, and requirements of, local building codes and local building and fire inspectors’ interpretations of such building codes. Moreover, our landlords may be unable, due to the requirements of local zoning laws, to obtain in a timely manner a certificate of occupancy with respect to the shell of our stores and/or the larger shopping centers and/or common areas (which certificate of occupancy is required by local building codes for us to open our store), which would cause us in some instances to delay store openings. As the number of local building codes and local building and fire inspectors to which we and our landlords are subject to increases, we may be increasingly vulnerable to increased construction costs and delays in store openings caused by our or our landlords’ compliance with local building codes and local building and fire inspectors’ interpretations of such building codes, which increased construction costs and/or delays in store openings could increase our store opening costs, cause us to incur lost sales and profits, and damage our public reputation and could have a material adverse effect on our business, financial condition, profitability and cash flows.

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Increases in the demand for, or the price of, raw materials used to build and remodel our stores could hurt our profitability.

The raw materials used to build and remodel our stores are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions and other unpredictable factors. As a retailer engaged in an active building and remodeling program, we are particularly vulnerable to increases in construction and remodeling costs. As a result, increases in the demand for, or the price of, raw materials could have a material adverse effect on our business, financial condition, profitability and cash flows. We expect the net investment to open a new store in 2015 to increase due to increases in material and labor costs resulting from a stronger commercial and residential building environment compared to the last several years.

Our substantial indebtedness could adversely affect our financial condition.

We have a significant amount of indebtedness. As of September 30, 2014, our total debt was approximately $52 million.

Subject to the limits contained in our existing debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. Due to the capital intensive nature of our business and our growth strategy, we expect that we will incur additional indebtedness in the future. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could adversely affect our financial condition by, for example:

•	making it more difficult for us to satisfy our obligations with respect to our existing debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings may be at variable rates of interest in the future;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

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Our ability to make scheduled payments on or refinance our debt obligations, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations.

The terms of our existing debt contains certain restrictive covenants that could limit our operational flexibility, including our ability to open stores.

We have over $50 million total indebtedness, of which over ($38 million) is under a credit facility that has a term expiring on December 27, 2015. Substantially all of our assets are pledged as collateral for outstanding borrowings under this credit facility. Outstanding borrowings under this facility and other unsecured notes bear interest at rates ranging from 9 to 15%. The credit facility agreement contains usual and customary restrictive covenants relating to our management and the operation of our business, including leverage and minimum cash covenants. Additional covenants limit our ability to grant liens on our assets, incur additional indebtedness, pay cash dividends and redeem our stock, enter into transactions with affiliates and merge or consolidate with another entity. These covenants could restrict our operational flexibility and any failure to comply with these covenants or our payment obligations would limit our ability to borrow under the credit facility and, in certain circumstances, may allow the lenders thereunder to require repayment.

We needed to obtain waivers from our secured lenders of our leverage ratio and minimum liquidity covenants and will likely require additional waivers of covenants in the future. If our secured lenders do not provide such waivers and if we are unable to refinance our secured debt on terms favorable to us, we could default on such debt, which would have potentially material adverse consequences.

During the nine months ended September 30, 2014, we obtained two covenant waivers through amendments to our financing agreements with our secured lenders, dated March 31, 2014 and September 30, 2014. We expect that we will need covenant waivers in future periods, and, on December 16, 2014, we received waivers of the leverage and minimum cash covenants for the quarters ended December 31, 2014 and March 31, 2015. There can be no assurance that we will be able to obtain additional waivers, or that we will continue to be in compliance with the terms and conditions of the agreements with our secured and other lenders. If we fail to obtain waivers or default on our secured debt, then our lenders may be able to accelerate such debt or take other action against us, which would have material adverse consequences on our financial condition and our ability to continue to operate.

We may need to raise additional funds to pursue our growth strategy, and we may be unable to raise capital when needed, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

From time to time we may seek additional equity or debt financing to provide for capital expenditures and working capital consistent with our growth strategy. In addition, if general economic, financial or political conditions in our markets change, or if other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business as well as our belief as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital to meet those needs. If financing is not available on satisfactory terms or at all, we may be unable to execute our growth strategy as planned and our results of operations may suffer.

23

We may acquire entities with significant leverage, increasing the entity’s exposure to adverse economic factors.

Our future acquisitions could include entities whose capital structures may have significant leverage. Although we will seek to use leverage in a manner we believe is prudent, any leveraged capital structure of such investments will increase the exposure of the acquired entity to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the relevant entity or their industries. If an entity cannot generate adequate cash flow to meet its debt obligations, we may suffer a partial or total loss of capital invested in such entity. To the extent there is not ample availability of financing for leveraged transactions (e.g., due to adverse changes in economic or financial market conditions or a decreased appetite for risk by lenders), our ability to consummate certain transactions could be impaired.

We may not be able to successfully identify acquisition candidates or successfully complete desirable acquisitions.

In the past several years, we have completed multiple acquisitions and we intend to pursue additional acquisitions in the future. We actively review acquisition prospects, which would complement our existing lines of business, increase the size and geographic scope of our operations or otherwise offer growth and operating efficiency opportunities. There can be no assurance that we will continue to identify suitable acquisition candidates.

If suitable candidates are identified, sufficient funds may not be available to make such acquisitions. We compete against many other companies, some of which are larger and have greater financial and other resources than we do. Increased competition for acquisition candidates could result in fewer acquisition opportunities and higher acquisition prices. In addition, we are highly leveraged and the agreements governing our indebtedness contain limits on our ability to incur additional debt to pay for acquisitions. Additionally, the amount of equity that we can issue to make acquisitions or raise additional capital is severely limited. We may be unable to finance acquisitions that would increase our growth or improve our financial and competitive position. To the extent that debt financing is available to finance acquisitions, our net indebtedness could increase as a result of any acquisitions.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business or have an adverse effect on our results of operations.

Any acquisitions that we do make may be difficult to integrate profitably into our business and may entail numerous risks, including:

•	difficulties in assimilating acquired operations, stores or products, including the loss of key employees from acquired businesses;

•	difficulties and costs associated with integrating and evaluating the distribution or information systems and/or internal control systems of acquired businesses;

•	difficulties in competing with existing stores or business or diverting sales from existing stores or business;

•	expenses associated with the amortization of identifiable intangible assets;

•	problems retaining key technical, operational and administrative personnel;

•	diversion of management's attention from our core business, including loss of management focus on marketplace developments;

•	adverse effects on existing business relationships with suppliers and customers, including the potential loss of suppliers of the acquired businesses;

•	operating inefficiencies and negative impact on profitability;

•	entering geographic areas or channels in which we have limited or no prior experience; and

•	those related to general economic and political conditions, including legal and other barriers to cross-border investment in general, or by U.S. companies in particular.

In addition, during the acquisition process, we may fail or be unable to discover some of the liabilities of businesses that we acquire. These liabilities may result from a prior owner's noncompliance with applicable laws and regulations. Acquired businesses may also not perform as we expect or we may not be able to obtain the expected financial improvements in the acquired businesses.

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If we are unable to profitably open and operate new stores, our business, financial condition and results of operations may be adversely affected.

Our future growth strategy depends in part on our ability to open and profitably operate new stores in existing and additional geographic areas. In the U.S., the capital requirements to open a new store, excluding inventory, average approximately $250,000. We may not be able to open all of the new stores we plan to open and any new stores we open may not be profitable, either of which could have a material adverse impact on our financial condition or results of operations. There are several factors that could affect our ability to open and profitably operate new stores, including:

•	the inability to identify and acquire suitable sites or to negotiate acceptable leases for such sites;

•	proximity to existing stores that may reduce the new store's sales or the sales of existing stores;

•	difficulties in adapting our distribution and other operational and management systems to an expanded network of stores;

•	the level of sales made through our internet channels and the potential that sales through our internet channels will divert sales from our stores;

•	the potential inability to obtain adequate financing to fund expansion because of our high leverage and limitations on our ability to issue equity under our credit agreements, among other things;

•	difficulties in obtaining any governmental and third-party consents, permits and licenses;

•	limitations on capital expenditures which may be included in financing documents that we enter into; and

•	difficulties in adapting existing operational and management systems to the requirements of national or regional laws and local ordinances.

In addition, as we continue to open new stores, our management, as well as our financial, distribution and information systems, and other resources will be subject to greater demands. If our personnel and systems are unable to successfully manage this increased burden, our results of operations may be materially affected.

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Failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

Reporting obligations as a public company and our anticipated growth are likely to place a strain on our financial and management systems, processes and controls, as well as on our personnel. In addition, as a public company we are required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 so that our management can periodically certify as to the effectiveness of our internal controls over financial reporting. As a result, we have been required to improve our financial and managerial controls, reporting systems and procedures and have incurred and will continue to incur expenses to test our systems and to make such improvements. If our management is unable to certify the effectiveness of our internal controls or if our independent registered public accounting firm cannot render an opinion on the effectiveness of our internal control over financial reporting, or if material weaknesses in our internal controls are identified, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

If we do not remediate significant deficiencies and/or material weaknesses in our internal control over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected.

Our management does not believe that we currently maintain an effective control environment, in accordance with the provisions of the Sarbanes-Oxley Act. Specifically, our management has identified the following inadequacies in our internal controls that it believes constitute significant deficiencies in our internal controls:

•	Inadequate design of internal control over a significant account or process;

•	Inadequate documentation of the components of internal control;

•	Absent or inadequate segregation of duties within a significant account or process; and

•	Failure of an application control caused by a deficiency in the design or operation of an IT general control.

We are in the process of implementing measures designed to improve our internal control over financial reporting to remediate the control deficiencies that led to these significant deficiencies. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to remediate the control deficiencies that led to the significant deficiency in our internal control over financial reporting or to avoid potential future significant deficiencies or material weaknesses. In addition, neither our management nor an independent registered public accounting firm has ever performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation has been required. Had we or our independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional significant deficiencies or material weaknesses may have been identified. If we are unable to successfully remediate any significant deficiency or material weakness in our internal control over financial reporting, or identify any additional significant deficiencies or material weaknesses that may exist, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, if we become a listed company in the future, investors may lose confidence in our financial reporting, and our stock price may decline as a result.

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The market price for our common stock may be volatile, and an investor may not be able to sell our stock at a favorable price or at all.

The market price of our common stock is likely to fluctuate significantly from time to time in response to factors including:

•	differences between our actual financial and operating results and those expected by investors;

•	fluctuations in quarterly operating results;

•	our performance during peak retail seasons such as the holiday season;

•	market conditions in our industry and the economy as a whole;

•	changes in the estimates of our operating performance or changes in recommendations by any research analysts that follow our stock or any failure to meet the estimates made by research analysts;

•	investors’ perceptions of our prospects and the prospects of the women’s wellness and sexual health products market;

•	he performance of our key vendors;

•	announcements by us, our vendors or our competitors of significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	introductions of new products or new pricing policies by us or by our competitors;

•	stock transactions by our principal stockholders;

•	recruitment or departure of key personnel; and

•	the level and quality of securities research analyst coverage for our common stock.

In addition, public announcements by our competitors, other retailers and vendors concerning, among other things, their performance, strategy, or accounting practices could cause the market price of our common stock to decline regardless of our actual operating performance.

Use of social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use of social media platforms, including blogs, social media websites, and other forms of internet-based communications, which allow individuals access to a broad audience of consumers and other interested persons. Negative commentary regarding us or the products we sell may be posted on social media platforms and similar devices at any time and may be adverse to our reputation or business. Customers value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction.

We also use social media platforms as marketing tools. For example, we maintain Facebook, Twitter, Google+, Instagram and Pinterest accounts. As laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could adversely impact our business, financial condition, profitability and cash flows, or subject us to fines or other penalties.

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Litigation costs and the outcome of litigation could have a material adverse effect on our business and any loss contingency accruals may not be adequate to cover actual losses.

From time to time we may be subject to litigation claims through the ordinary course of our business operations regarding, but not limited to, employment matters, security of consumer and employee personal information, contractual relations with suppliers, marketing and infringement of trademarks and other intellectual property rights. Litigation to defend ourselves against claims by third parties, or to enforce any rights that we may have against third parties, may be necessary, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, profitability and cash flows. We establish accruals for potential liability arising from legal proceedings when potential liability is probable and the amount of the loss can be reasonably estimated based on currently available information. We may still incur legal costs for a matter even if we have not accrued a liability. In addition, actual losses may be higher than the amount accrued for a certain matter, or in the aggregate. An unfavorable resolution of a legal proceeding or claim could materially adversely impact our business, financial condition, profitability and cash flows.

Management does not believe the nature of any pending legal proceeding will have a material adverse effect on our business, financial condition, profitability and cash flows. However, management’s assessment may change at any time based upon the discovery of facts or circumstances that are presently not known to us. Therefore, there can be no assurance that any pending or future litigation will not have a material adverse effect on our business, financial condition, profitability and cash flows.

There can be no assurance that we will declare dividends in the future.

Any future dividend payments will be within the discretion of our Board of Directors and will depend on, among other things, our financial condition, results of operations, capital requirements, capital expenditure requirements, contractual restrictions, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant. We may not have sufficient liquidity in the future to pay dividends on our common stock.

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

We are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

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RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTCQB market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB market. The OTCQB market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

Our stock is subject to restrictions on transfer and other covenants contained in a stockholders rights agreement. These restrictions and covenants may negatively affect the value of our stock and limit liquidity.

On December 31, 2014, our company, Christals Acquisition and the members of Christals Acquisition, entered into the securities exchange agreement. The parties to the securities exchange agreement agreed to abide by the terms and provisions set forth in Annex C to such agreement. Annex C to the securities exchange agreement is a stockholders rights agreement that grants to certain former members of Christals Acquisition, who are now stockholders of our company, substantially the same investor rights that such former members had as members of Christals Acquisition. These rights include, among others, the right to appoint an observer, the right to appoint a member to the board of directors of our company, tag-along rights, drag along rights, rights of first offer, preemptive rights and registration rights. These rights will terminate when and if we consummate an equity or equity linked financing transaction in which we raise at least $10 million. While these rights remain in effect, it will be very difficult for our stockholders to transfer their stock and the value of our stock may decline as a result of the restrictive covenants contained in the stockholders rights agreement. See “DESCRIPTION OF SECURITIES; Stockholders Rights Agreement” for a description of the stockholders rights agreement.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors.

SELECTED FINANCIAL DATA

The following table presents our selected consolidated financial data. The table should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Financial Statements and Supplementary Data” contained in this Form 8-K.

	For the Nine Months Ended September 30,		Fiscal Year Ended December 31,
(In Thousands)	2014	2013	2013	2012 (1)
Income Statement:
Net revenue	$29,367	$29,138	$39,449	$1,680
Cost of goods sold	10,122	10,004	13,640	678
Gross profit	19,245	19,134	25,809	1,002
Selling, general & administrative expense	15,529	14,627	19,674	1,645
Depreciation and amortization	1,472	1,442	1,902	4
Operating income	2,244	3,065	4,233	(647)
Interest expense	4,948	4,928	6,577	(263)
Income tax expense	-	69	233	-
Net loss	$(2,704)	$(1,932)	$(2,577)	$(910)

Balance Sheet:
Cash and cash equivalents	$2,260	$3,001	$3,306	$1,337
Working capital	1,800	4,568	3,784	4,878
Total assets	52,684	53,912	53,954	53,391
Total debt	50,651	50,439	50,492	50,103
Members’ equity	$(4,236)	$(887)	$(1,532)	$305

Other operating data:
Number of stores, beginning of period	44	42	42	0
Number of stores, end of period	45	44	44	42
Average selling square footage per store	3,505	3,502	3,495	3,497

_______________

(1) Contains the results from Christals Acquisition from the commencement of operations on October 10, 2012 through December 31, 2012.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Christals Acquisition was incorporated in 2012 for the purpose of acquiring limited liability companies with retail operations in the sexual health and wellness industry. On October 9, 2012, Christals Acquisition entered into an agreement to purchase nine stores located in Texas, Tennessee and Iowa. On December 31, 2012, Christals Acquisition entered into an agreement to purchase all outstanding equity in Peekay SPA and Conrev, which collectively owned and operated 33 stores in California and Washington.

We continue to pursue our mission to provide a warm and welcoming retail environment for individuals and couples to explore sexual health and wellness. Our company, through its pursuit of acquisitions, organic growth and the opening of new stores, will continue to seek to enhance its position as a the leading retailer of lingerie, women’s wellness products, and sexual health products.

Principal Factors Affecting Financial Performance

Our operating results are primarily affected by the following factors:

•	Current economic conditions and their impact on customer spending levels;

•	Our current leverage ratio and minimum liquidity and our ability to continue to obtain waivers from our lenders as needed or to refinance our existing indebtedness.

•	Competition;

•	Effectiveness of our customer acquisition and retention marketing programs;

•	The sourcing and introduction of new products and brands;

•	Maintenance and /or enhancement of our current vendor relationships and product margins;

•	Our ability to respond on a timely basis to changes in consumer preferences and/or the marketplace;

•	The location, timing and number of new stores; and

•	Our ability to increase traffic, conversion and the average ticket value in our existing stores.

Results of Operations

Fiscal Year 2013 vs. Fiscal Year 2012

	For the Fiscal Year Ended December 31,
(In Thousands)	2013	2012
Income Statement:
Net revenue	$39,449	$1,680
Cost of goods sold	13,640	678
Gross profit	25,809	1,002
Selling, general & administrative expense	19,674	1,645
Depreciation and amortization	1,902	4
Operating income	4,233	(647)
Interest expense	6,577	(263)
Income tax expense	233	-
Net loss	$(2,577)	$(910)

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We commenced operations on October 10, 2012, when we purchased nine retail stores located in Texas, Tennessee and Iowa. Net revenue for fiscal year 2012 was $1.7 million for the period October 10, 2012 through December 31, 2012, from these nine stores. On December 31, 2012, the Company purchased an additional 33 stores located in California and Washington, and net revenue for fiscal year 2013 grew to $39.4 million. Gross margin for fiscal year 2013 increased to 65.4% of revenue, as compared to 59.6% during the shortened 2012 fiscal period, due primarily to improved product selection and pricing. Selling, general and administrative expenses increased from $1.6 million in fiscal year 2012 to $19.7 million in fiscal year 2013 due to the increase in 2013 to a full fiscal year and the acquisition of the additional 33 stores. As a result of these changes, operating income increased to $4.2 million in fiscal year 2013, from an operating loss during 2012 of $647 thousand.

To finance the store acquisitions in 2012, Christals Acquisition entered into several notes payable totaling $50.1 million, and the increase in interest expense from $263 thousand in fiscal 2012 to $6.6 million in fiscal year 2013 reflects the increased debt. The net loss in the 2012 fiscal period was $910 thousand, and although operating income was $4.9 million higher in fiscal year 2013 than in 2012, the increase in interest expense resulted in an increase in the net loss to $2.6 million for fiscal year 2013.

Nine Months Ended September 30, 2014 compared to Nine Months Ended September 30, 2013

	For the Nine Months Ended September 30,
(In Thousands)	2014	2013
Income Statement:
Net revenue	$29,367	$29,138
Cost of goods sold	10,122	10,004
Gross profit	19,245	19,134
Selling, general & administrative expense	15,529	14,627
Depreciation and amortization	1,472	1,442
Operating income	2,244	3,065
Interest expense	4,948	4,928
Income tax expense	-	69
Net loss	$(2,704)	$(1,932)

	For the Nine Months Ended September 30,
Percentage of Revenue	2014	2013
Net revenue	100.0%	100.0%
Cost of goods sold	34.5%	34.3%
Gross profit	65.5%	65.7%
Selling, general & administrative expense	52.9%	50.2%
Depreciation and amortization	5.0%	5.0%
Operating income	7.6%	10.5%
Interest expense	16.8%	16.9%
Income tax expense	-	0.2%
Net loss	(9.2%)	(6.6%)

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Net revenue. For the nine months ended September 30, 2014, net revenue increased $229 thousand, or 0.8%, to $29.4 million, as compared to the comparable 2013 period. Christals Acquisition opened three new stores in the Southern California market during the first nine months of 2014, which generated $431 thousand in net revenue. This revenue increase was partially offset by reduction in revenues generated in our Texas and Tennessee chain of $138 thousand and a $71 thousand reduction in our internet/wholesale business, as a result of changes made in the product assortment to align them with the rest of our stores.

Gross profit. Gross profit for the nine months ended September 30, 2014 was $19.3 million, an increase of $111 thousand over the comparable period in 2013. Gross profit, expressed as a percentage of net revenue, declined 20 basis points from 65.7% in 2013 to 65.5% in 2014, due primarily to increased freight costs and promotional pricing associated with the liquidation of inventory from acquired stores and discounts offered during store opening events.

Selling, general and administrative expense. For the nine months ended September 30, 2014, selling, general and administrative expenses totaled $15.5 million, an increase of $0.9 million over the comparable 2013 level of $14.6 million. The increase in SG&A includes operating expenses for the three new stores opened in Southern California, which totaled $384 thousand during the nine months ended September 30, 2014. Preopening store and remodeling expenses were $292 thousand for the nine months ended September 30, 2014, an increase of $193 thousand over the comparable 2013 period. General and administrative employee costs for the nine months ended September 2014 were $306 thousand higher than comparable 2013 levels, primarily due to a headcount increase to support the Company’s new store growth initiative.

Depreciation and amortization. Depreciation and amortization for the nine months ended September 30, 2014 was $1.5 million, $30 thousand higher than the nine months ended September 30, 2013 primarily due to increased depreciation associated with new store construction in 2014, and an increase in the amortization of fees associated with the Company’s senior credit facility.

Interest and tax expense. Interest expense for the nine months ended September 30, 2014 was $4.9 million, $20 thousand higher than the comparable 2013 period. No income tax expense was recognized for the first nine months of 2014, as compared to a $69 thousand expense in 2013.

Net loss. As a result of the foregoing, the net loss for the nine months ended September 30, 2014 was $2.7 million, as compared to $1.9 million for the same nine month period in 2013.

Liquidity and Capital Resources

Operating activities. Operating activities consist of net income, adjusted for certain non-cash items, including depreciation and amortization, and the effect of changes in working capital. During fiscal 2012, Christals Acquisition used $5.2 million in operating activities, primarily to fund the loss of $0.9 million, along with an increase in other assets of $4.7 million associated with financing fees associated with the new debt placements. During fiscal year 2013, Christals Acquisition generated $2.0 million in cash from operating activities primarily from a $757 thousand reduction in inventory, and a $1.8 million increase in accounts payable and accrued liabilities, with $1.1 million generated during the first nine months of 2013. During the nine months ended September 30, 2014, the Company used $51 thousand in cash from operating activities.

Investing activities. Christals Acquisition has used cash primarily to make acquisitions, and to remodel and build new stores. For the 2012 fiscal period, Christals Acquisition used $32 million to acquire 42 stores. During fiscal year 2013, Christals Acquisition used $0.5 million for acquisitions, and $0.5 million for new store construction, remodels, and equipment purchases, with $138 thousand of these expenditures taking place during the nine months ended September 30, 2013. For the nine months ended September 30, 2014, Christals Acquisition has used $1.0 million for leasehold improvements, property and equipment, primarily associated with the new stores opened during the first half of the year.

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Financing activities. Cash provided by financing activities in fiscal 2012 totaled $38.6 million, primarily from the proceeds of notes payable. During fiscal year 2013, cash provided by financing activities was $0.9 million, primarily from member contributions during the first nine months of the year. For the nine months ended September 30, 2014, the Company has neither used nor generated cash from financing activities.

Loan Commitments

As of September 30, 2014, the amount, maturity date and term of each of our notes payable are as follows:

Notes Payable	Amount*	Maturity Date	Interest Rate	Duration
Tranche A Term Loan	$27.0 million	December 27, 2015	12%	3 years
Tranche B Term Loan	$11.2 million	December 27, 2015	15%	3 years
Christals Seller Notes	$3.4 million	January 9, 2017	12%	4.25 years
Peekay Seller Notes	$9.3 million	December 31, 2016	9% on $6 million and 12% on $3.3 million	4 years

During the nine months ended September 30, 2014, we obtained two covenant waivers through amendments to our financing agreements with our secured lenders, dated March 31, 2014 and September 30, 2014. We expect that we will need covenant waivers in future periods, and, on December 16, 2014, we received waivers of the leverage and minimum cash covenants for the quarters ended December 31, 2014 and March 31, 2015. There can be no assurance that we will be able to obtain additional waivers, or that we will continue to be in compliance with the terms and conditions of the agreements with our secured and other lenders.

Obligations under Material Contracts

Numbers in table are in thousands

	Payments due by period
Contractual obligations	Less than 1 year	1-3 years	3-5 years	More than 5 years
Secured note payable	-	$37,792	-	-
Subordinated notes payable	-	$9,300	$3,400	-
Property leases	$3,630	$7,867	$1,689	$1,655
Operating leases	$20	$27	-	-
Total	$3,650	$54,986	$5,089	$1,655

Impact of Inflation and Changing Prices.

Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future could have an adverse effect on our ability to maintain current levels of gross profit and could results in an increase in operating expenses, as a percentage of revenue, if we cannot increase our retail prices to cover these increased costs. In addition, inflation could materially increase the interest rates that were able to obtain, if we were to refinance our debt or increase our borrowings.

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Internal Controls and Procedures

Our management does not believe that we currently maintain an effective control environment in accordance with the provisions of the Sarbanes-Oxley Act. Specifically, our management has identified the following inadequacies in our internal controls that it believes constitute significant deficiencies in our internal controls:

•	Inadequate design of internal control over a significant account or process;

•	Inadequate documentation of the components of internal control;

•	Absent or inadequate segregation of duties within a significant account or process; and

•	Failure of an application control caused by a deficiency in the design or operation of an IT general control.

We have not maintained an effective control environment in that the design and execution of our controls was limited due to the lack of proper segregation of duties resulting from inadequate staffing levels, the lack of resources to document, test and remediate our internal controls over financial reporting, and certain deficiencies in our computerized systems. Although remediation efforts have just begun, management is taking steps to improve our internal control over financial reporting, including the implementation of new accounting processes and control procedures and the identification of gaps in our skills base and the expertise of our staff as required to meet the financial reporting requirements of a public company. We plan to hire additional accounting personnel, who are degreed accountants, which we hope will enable us to strengthen our segregation of duties. We will hire additional information technology personnel to assess, document and remediate some of software and computer systems. We also intend to hire incremental qualified staff as part of a comprehensive review of our internal controls and formalization of our review and approval processes. As a part of these efforts, we may identify additional control deficiencies, which could give rise to other significant deficiencies and material weaknesses in addition to the significant deficiencies previously identified.

We are in the very early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing or any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are designed and operating effectively, which could result in a loss of investor confidence in the accuracy and completeness of our financial reports. This could cause the price of our common stock to decline and we may be subject to investigation or sanctions by the SEC.

Our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” based on the exemptions contained in the Jumpstart Our Business Startups Act, or JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied that our internal controls over financial reporting are designed and operating effectively to prevent or detect a material misstatement to the financial statements. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures or hiring accounting or internal audit staff.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

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Seasonality

Our business is subject to seasonal fluctuation. Significant portions of our net sales and profits are realized during the fourth quarter of the fiscal year due to the holiday selling season. To a lesser extent, our business is also affected by Valentine’s Day. Any decrease in sales during these higher sales volume periods could have an adverse effect on our business, financial condition, or operating results for the entire fiscal year. Our quarterly results of operations have varied in the past and are likely to do so again in the future. As such, we believe that period-to-period comparisons of our results of operations should not be relied upon as an indication of our future performance.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Our most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence; and

•	estimation of future cash flows used to assess the recoverability of long-lived assets.

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject our company to concentrations of credit risk consist of cash and accounts receivable. We maintain our cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. We also maintain a certain amount of cash on hand at the retail store locations. We have not experienced any significant losses with respect to our cash.

Inventory

Inventory consists of merchandise acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a first-in first out basis.

Fair Value of Financial Instruments

Our management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity.

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Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method with estimated useful lives as indicate below:

Furniture and equipment	7 years
Software	3 years
Computer equipment	5 years
Leasehold improvements	15 years

Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included with depreciation.

Impairment of Long-Lived Assets

We review long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes it has appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using acquisition accounting and is not amortized.

Under FASB ASC 350, Intangibles - Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

On at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill impairment testing are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Revenue Recognition

We derive revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Cost of Goods Sold

Cost of goods sold consists primarily of the merchandise cost of products sold, including inbound freight, duties and packaging.

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Advertising / Marketing

Advertising costs are charged to expense when incurred. Our advertising method is primarily print, billboards, and word of mouth.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, (“ASU 2014-09”), which will supersede Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that our company must recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration to which our company expects to be entitled in exchange for those goods or services. This standard is effective beginning in fiscal year 2017 and allows for either full retrospective or modified retrospective adoption. We have not yet selected a transition method nor determined the effect of the new standard on our financial statements.

PROPERTIES

All of our retail stores and our corporate offices are leased or subleased. Our retail stores are predominantly located in convenient, high-traffic, locations such as strip centers and power centers. Our typical store is approximately 3500 square feet. Most of our retail store leases provide for a fixed minimum annual rent and generally have a five-year initial term with options for two or three extension periods of five or three years each, exercisable at our option. As of September 30, 2014, we operated 45 retail stores in 6 states, as shown in the table below:

State	Number of Stores
Washington	20
California	14
Texas	5
Tennessee	3
Oregon	2
Iowa	1
Total:	45

Our principal executive office is located at 901 West Main Street, Auburn, Washington 98001. The lease for the executive office expires on March 31, 2016. We have a total of 16,430 square feet of space at our executive office.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2014 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 901 West Main Street, Auburn, Washington 98001.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Ellery W. Roberts	Director, Chairman of the Board	Common Stock, $0.0001 par value	249,676	6.97%
Lisa Berman	Chief Executive Officer	Common Stock, $0.0001 par value	-	-%
Bob Patterson	Chief Operating Officer	Common Stock, $0.0001 par value	52,371	1.46%
Janet Mathews	Chief Financial Officer	Common Stock, $0.0001 par value	-	-%
Martin Walker	Vice President, Marketing and Visual Merchandising	Common Stock, $0.0001 par value	-	-%
Edward Tobin	Director	Common Stock, $0.0001 par value	314,231	8.77%
David Aho(3)	Director	Common Stock, $0.0001 par value	-	-%
All officers and directors as a group (7 persons named above)		Common Stock, $0.0001 par value	616,278	17.20%
5% Security Holders
Chris Brown c/o GEM Ventures Ltd. 590 Madison Avenue 27th Floor		Common Stock, $0.0001 par value	460,539	12.86%
CP IV SPV, LLC(4) c/o Colbeck Capital Management 888 Seventh Avenue 40th Floor		Common Stock, $0.0001 par value	1,041,043	29.06%
CB CA SPV, LLC(5) c/o Colbeck Capital Management 888 Seventh Avenue 40th Floor		Common Stock, $0.0001 par value	25,043	0.70%
Harvest Capital Credit Corporation 450 Park Avenue Suite 500 New York, NY 10022		Common Stock, $0.0001 par value	214,649	5.99%

_________

* Less than 1%

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(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2) A total of 3,582,470 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of December 31, 2014. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)  The address for Mr. David Aho is c/o Colbeck Management Holdco GP, LLC, 888 Seventh Avenue, 40th Floor, New York, NY 10106.

(4) CP IV SPV, LLC, a Delaware limited liability company, is indirectly controlled by Colbeck Management Holdco GP, LLC, a Delaware limited liability company ("Colbeck Management"). Messrs. Jason Colodne and Jason Beckman serve as the managing members of Colbeck Management. Each of CP IV SPV, LLC, Mr. Jason Colodne and Mr. Jason Beckman disclaims beneficial ownership of such shares.

(5)  CB CA SPV, LLC, a Delaware limited liability company, is controlled by CB CA Lending LLC, a Delaware limited liability company ("CB Lending"). Messrs. Jason Colodne and Jason Beckman serve as the managing members of CB Lending. Each of CB CA SPV, LLC, Mr. Jason Colodne and Mr. Jason Beckman disclaims beneficial ownership of such shares.

Changes in Control

Other than disclosed in this report, we do not currently have any arrangements which if consummated may result in a change of control of our Company. See “DESCRIPTION OF SECURITIES; Stockholder Rights Agreement; Tag-Along Rights” for a description of tag along rights held by certain of our stockholders that could result in a change in control.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Ellery W. Roberts	44	Chairman
Lisa Berman	60	Chief Executive Officer
Bob Patterson	52	Chief Information Officer
Janet Mathews	59	Chief Financial Officer
Martin Walker	44	Vice President, Marketing and Visual Merchandising
David Leigh	50	Vice President, Retail Operations
George Williams	59	Vice President, Merchandising and Inventory
Edward Tobin	57	Director
David Aho	31	Director

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Ellery W. Roberts became our Chairman on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. He was the Chairman of our subsidiary, Christals Acquisition, since December 31, 2012. Mr. Roberts brings over 18 years of private equity investing experience to our company. Mr. Roberts has been the Chairman and Chief Executive Officer 1847 Holdings LLC, a public reporting company, since its inception on January 22, 2013. Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company (OTQQB: WCRS), since May 2010. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company which is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Through The 1847 Companies LLC, Mr. Roberts has operated as a fundless sponsor, covering the transaction pursuit cost and raising capital on the basis of his own personal investment. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal from October 2009 to June 2011of RW Capital Partners LLC, the recipient of a “Green Light” letter from the U.S. Small Business Administration (SBA) permitting RW Capital Partners LLC to raise capital in pursuit of the SBA Small Business Investment Company license with the preliminary support of the SBA. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), or Parallel, a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. During his tenure at Parallel, Mr. Roberts held the position of Managing Director from January 2004 to September 2009, Vice President from January 2003 to December 2003 and Senior Associate from January 2000 to December 2002. Mr. Roberts was responsible for approximately $400 million in invested capital across two funds. Also during his tenure with Parallel, Mr. Roberts sat on the boards of Environmental Lighting Concepts, Hat World Corporation, Senex Financial Corporation, Builders TradeSource Corporation, Action Sports, Weisman Discount Home Centers, Winnercom, Mealey’s Furniture, Regional Management Corporation, Marmalade Cafes, and Diesel Service and Supply (all of which are private companies). Prior to Parallel, Mr. Roberts was a Vice President with Lazard Group LLC (NYSE: LAZ), or Lazard, from July 1997 to December 2000. While at Lazard, he focused on and also gained experience in the home building, health care, retail, industrial and lodging sectors. Prior to joining Lazard in 1997, Mr. Roberts was a Senior Financial Analyst with Colony Capital, Inc. from July 1995 to June 1996, where he analyzed and executed transactions for Colony Investors II, L.P., a $625 million private equity fund. Prior to that, he was a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC) from January 1994 to June 1995 where he participated in a wide variety of investment banking activities. During his career Mr. Roberts has been directly involved with over $3.0 billion in direct private equity investments. Mr. Roberts received his B.A. degree in English from Stanford University.

Lisa Berman became our Chief Executive Officer and President on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Prior to becoming our Chief Executive Officer and President, Ms. Berman was the Founder and Principal of Insights, a consulting business focused on assisting businesses in growth, turnaround and investing activities, established in 2005. During this time she has held contract executive positions as well as advised and consulted on multifaceted businesses. In 2008, Ms. Berman was the Chief Executive Officer and a Director of Jimmyjane, a multi-channel design and manufacturing startup leading sexual health and wellness into mainstream. Ms. Berman left the Chief Executive Officer role at Jimmyjane in August, 2012, and maintained the Director role through transition until September 2013. Prior to Jimmyjane, Ms. Berman held a Chief Executive Officer role at Hallmark Cards, The Picture People, and executive roles for Limited Inc., Pottery Barn, Guess, and Victoria’s Secret. Ms. Berman has spent 20+ years in the retail industry specializing in high growth, and turnaround experience with specialty consumer brands. During her career, she has opened hundreds of retail stores and has demonstrated a unique talent to replicate the distinct brand experience in each location while defining the store environment with a strong focus on the sales organization to be customer centric.

Bob Patterson became our Chief Operating Officer on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Mr. Patterson is a senior leader with over 25 years experience in operations and IT management. Prior to joining Christals Acquisition in October 2012, Mr. Patterson spent four years as an Operating Partner for private equity with Blacksteet Capital, Parallel Investment Partners and MARS. From 1999 to 2009, Mr. Patterson served as the Chief Operating Officer/Chief Information Officer for Warren National University. Mr. Patterson’s experience includes senior leadership in brick-and-mortar and ecommerce retail, online learning, manufacturing and banking. Mr. Patterson draws upon this diverse background to lead organizational growth by empowering good people with efficient processes and strong technology. Mr. Patterson earned a Bachelors Degree from the University of California, San Diego in 1985.

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Janet Mathews became our Chief Financial Officer on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Ms. Mathews has been the Chief Financial Officer of our subsidiary, Christals Acquisition, since April 2014. Ms. Mathews has over 15 years of experience as a public and private company Chief Financial Officer, specializing in direct to consumer retail and ecommerce businesses, operating in the wellness/healthy living and lifestyle sectors. Prior to joining Christals Acquisition, Ms. Mathews was the Chief Financial Officer for GreatOutdoors/Altrec.com from 2010 through March 2014, an ecommerce/retail company providing high quality outdoor and active apparel and gear online. From 2006 through 2009, she was the Chief Financial Officer and Treasurer for Pharmaca Integrative Pharmacy, Inc., a retail chain delivering natural health and wellness products. From 1996 to 2006, Ms. Mathews served as Chief Financial and Administrative Officer and VP of Business Development for Gaiam, Inc., a consumer lifestyle company, specializing in wellness, fitness and environmental products, content, and services. During her tenure with Gaiam, she completed an initial public offering, two follow-on offerings and several PIPE transactions, as well as completing over twenty merger and acquisition transactions. Ms. Mathews has extensive experience in identifying and driving strategic growth opportunities, while streamlining systems, processes and operations to improve efficiency and profitability.

Martin Walker became our Vice President, Marketing and Visual Merchandising on July 1, 2014. Mr. Walker has been leading Peekay’s marketing efforts since he joined the company in January 2011. Walker previously held director- and executive-level positions with the Seattle Sonics & Storm, professional basketball teams from December 1996 until January 2006, and Tully’s Coffee, a retailer of handcrafted coffee from January 2006until October 2010, and has over 20 years of experience in marketing, merchandising and retail. Blending a unique combination of creativity and analytical talent, his approach to marketing includes highly compelling brand messaging married with data-driven decision-making.

David Leigh became our Vice President of Retail Operations on July 1, 2014. Mr. Leigh brings over 15 years of experience to Peekay. Mr. Leigh joined our subsidiary, Peekay, in August 2009 as our Director of Retail Sales and leads a strong team of seven district managers and over 350 sales associates. Mr. Leigh is a lifelong retailer, having held Sales and HR Management positions for Nordstrom, Macy's (1980-86), and Pier 1 Imports (2008-09) and was a Vice President of Retail for Shane Co, a regional jewelry retailer during the period from 1986 to 2006. Mr. Leigh earned his undergraduate degree in Business Administration from Gonzaga University in 1986. He completed continuing education in Strategic Retail Management and Leadership at The Kennedy School of Government, Harvard University. In addition, he holds a certificate in Organizational Development from The Mountain States Employment Council.

George Williams became our Vice President of Merchandising and Inventory on November 4, 2013. Mr. Williams is a merchant and supply chain executive who has developed a broad range of skills that are focused on bringing products from concept to consumer, profitably and at a low cost. He has led multiple teams of professionals in large organizations as well as in smaller formats. Typically in a VP role, Mr. Williams has been successful providing strong leadership, training, and direction. He is recognized as a collaborative partner and has been successful at eliminating silos and creating synergies among cross-functional teams. Unique in his background, Mr. Williams has led merchant and supply chain organizations supporting both store (brick and mortar) and direct to consumer (e-commerce and catalog) businesses. Mr. Williams previously served as VP of Inventory Management for Williams Sonoma/Pottery Barn from 1994 thru 2004, Cost Plus World Market (2004-2007) and The Sharper Image (2008-2010). Mr. Williams earned a B.S. in Accounting from San Jose State University and an MBA in Finance from the University of Southern California.

Edward J. Tobin became our Director on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. For fifteen years, until November 2014, Mr. Tobin was a Director of Global Emerging Markets North America, Inc., or GEM, where he managed Special Situations and Venture investing. In this role, he oversaw structured finance transactions in industries such as clean tech, media, telecommunications, manufacturing, real estate and life sciences. Prior to joining GEM, Mr. Tobin was Managing Director of Lincklaen Partners, a private family investment office. Previously, he had been a portfolio manager with Neuberger and Berman and prior to that Vice President of Nordberg Capital, Inc. Mr. Tobin is on the Board of PPI Management LLC, GEM Holdings LLC, GEM International Ventures LLC and Christals Management LLC, all of which are privately held companies. Mr. Tobin received his MBA from the Wharton School, as well as a Master of Science in Engineering and a Bachelor of Science in Economics (cum laude) from the University of Pennsylvania.

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David Aho became our Director on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. From January 2009 through December 2010, Mr. Aho was an analyst at Colbeck Capital Management, LLC. Beginning in January 2011 through present, Mr. Aho is a partner at Colbeck Capital Management, LLC. Colbeck is an investment firm with a core focus of investing in and advising on secured, strategic finance transactions.

Except as noted above, there are no other agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2013 and 2012

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lisa Berman	2013	-	-	-	-	-	-
Chief Executive Officer (1)	2012	-	-	-	-	-	-
Barry Soosman,	2013	361,590	-	-	-	-	361,590
Former Chief Executive Officer of Christals Acquisition(1)	2012	-	-	-	-	-	-
Edward Lazar,	2013	-	-	-	-	-	-
Former Chief Executive Officer (2)	2012	-	-	-	-	-	-
David Lazar,	2013	-	-	-	-	-	-
former Chief Operating Officer (2)	2012	-	-	-	-	-	-
Janet Mathews,	2013	-	-	-	-	-	-
Chief Financial Officer (1)	2012	-	-	-	-	-	-
Phyllis Abramson,	2013	157,554	-	-	-	-	157,554
Former Chief Financial Officer (3) (4)	2012	628,651	353,030	-	-	-	981,681
Bob Patterson,	2013	146,929	20,000	-	-	3,000	169,929
Chief Operating Officer (1)	2012	-	-	-	-	-	-
Martin Walker,	2013	98,054	13,950	-	-	-	112,004
VP Marketing and Visual Merchandising (1) (4)	2012	92,803	23,000	-	-	-	115,803
George Williams,	2013	21,448	-	-	-	-	-
VP, Merchandising and Inventory(1) (5)	2012	-	-	-	-	-	-
David Leigh,	2013	99,732	14,078	-	-	-	113,810
VP Retail Operations(1) (4)	2012	91,290	27,550	-	-	-	118,840

______________

(1)

On December 31, 2014, we acquired Christals Acquisition in a reverse acquisition transaction that was structured as a share exchange. In connection with that transaction and effective immediately upon the closing of that transaction, Ms. Berman became our Chief Executive Officer, Ms. Mathews became our Chief Financial Officer, Mr. Patterson became our Chief Operating Officer, Mr. Leigh became our Vice President of Retail Operations, George Williams became our Vice President of Merchandising and Inventory, and Mr. Walker became our Vice President Marketing and Visual Merchandising. Prior to the effective date of the reverse acquisition, each such officer, other than Ms. Berman, held the same office at our subsidiary, Christals Acquisition. Prior to the reverse acquisition transaction, Barry Soosman was the Chief Executive Officer of Christals Acquisition. Mr. Soosman resigned from his position as the CEO of Christals Acquisition immediately prior to the consummation of the reverse acquisition. The annual, long term and other compensation shown in this table include the amounts that these officers received from such subsidiary prior to the consummation of the reverse acquisition.

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(2)

After the closing of the reverse acquisition of Christals Acquisition on December 31, 2014, each of Edward Lazar and David Lazar resigned from all offices that they held with us and from their positions as our directors effective immediately.

(3)

Phyllis Abramson was the Chief Financial Officer of Peekay, Inc. prior to its acquisition on December 31, 2012, and was appointed Chief Financial Officer of Peekay SPA LLC on January 1, 2013. Ms. Abramson resigned her position on April 10, 2014.

(4)

Phyllis Abramson, David Leigh and Martin Walker were employed by Peekay, Inc. prior to its acquisition on December 31, 2012, and the 2012 compensation reflected in the table above, results from that engagement.

(5)	George Williams was appointed VP, Merchandising and Inventory in November 2013.

Summary of Employment Agreements and Material Terms

Lisa Berman’s Consulting Agreement

On December 31, 2014, we entered into a consulting agreement with Insights, LLC, a limited liability company owned by Lisa Berman, our Chief Executive Officer.  Pursuant to the consulting agreement the Company has retained Ms. Berman to be our Chief Executive Officer and President and perform such duties as are customarily performed by the Chief Executive Officer and President of a public company like our company. The initial term of the consulting agreement is for the period commencing on the date hereof and ending on January 31, 2015.  We expect that we will enter into an employment agreement with Ms. Berman upon the expiration of this consulting agreement.  Pursuant to the consulting agreement we are required to pay Ms. Berman a consulting fee equal to Sixty Six Thousand, Six Hundred and Sixty Six dollars ($66,666) for all services provided during the Term. The Fee shall be payable in one lump sum on February 15, 2015.  We are also required to reimburse Ms. Berman for expenses that she incurs in accordance with our corporate policy.

Bob Patterson’s Employment Agreement

We entered into a one-year employment agreement with our Chief Operating Officer, Bob Patterson, on December 31, 2014 when we closed the reverse acquisition of Christals Acquisition.  Pursuant to the agreement, Mr. Patterson is entitled to a base salary of $200,000 per annum.  Mr. Patterson is entitled to a bonus of up to 20% of his base salary based upon the achievement of performance criteria established by the board of directors.  We are obligated under the employment agreement to issue to Mr. Patterson within ninety (90) days of the date of the agreement a total of 23,028 shares of our common stock.  We expect to adopt an equity incentive plan during the first half of 2015.  Upon adoption of such plan and subject to board approval, we will grant to Mr. Patterson an equity award that is in line with his executive position with our company and with grants given to other executives of our company.  If Mr. Patterson is terminated without cause, then he would be entitled to continue to receive his base salary for the longer of one month or the remainder of the term of his employment agreement.

Janet Mathews’ Employment Agreement

We entered into a one-year employment agreement with our Chief Financial Officer, Janet Mathews, on December 31, 2014 when we closed the reverse acquisition of Christals Acquisition.  Pursuant to the agreement, Ms. Mathews is entitled to a base salary of $200,000 per annum.  Ms. Mathews is entitled to a bonus of up to 20% of her base salary based upon the achievement of performance criteria established by the board of directors.  Ms. Mathews is also entitled to a special bonus in the amount of $50,000. We expect to adopt an equity incentive plan during the first half of 2015.  Upon adoption of such plan and subject to board approval, we will grant to Ms. Mathews an equity award that is in line with her executive position with our company and with grants given to other executives of our company.  If Ms. Mathews is terminated without cause, then she would be entitled to continue to receive his base salary for the longer of one month or the remainder of the term of his employment agreement.

All of our other employees are employed on an “at will” basis.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2013, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

Our subsidiary, Peekay Acquisition entered into an Advisory Agreement, dated December 31, 2012, with each of Christals Management, LLC, or Christals Management, a limited liability company owned 50% by an affiliate of Ellery W. Roberts and 50% by Edward J. Tobin, each directors of our company and CP IV SPV, LLC, or CP IV, an entity with which David Aho is affiliated, who is also a director of our company. Under the Advisory Agreement Peekay Acquisition pays annual compensation of $250,000 per year payable quarterly, to each of Christals Management and CP IV.

$250,000 per year payable quarterly, to each of Christals Management and CP IV.

Except for compensation pursuant to the advisory agreement during fiscal year 2013, our directors have not received any compensation during the fiscal years ended December 31, 2013 or 2012 for providing services to us as directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our fiscal year ended December 31, 2013, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•

On December 31, 2014, we entered into the Securities Exchange Agreement with Christals Acquisition and its members, including certain of our officers and directors, who were also members of Christals Acquisition, pursuant to which we acquired 100% of the issued and outstanding capital stock of Christals Acquisition in exchange for 3,577,470 shares of our common stock, which constituted 70.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Securities Exchange Agreement.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently eligible to be quoted on the OTC Markets under the symbol “DKMQ.” However, there is currently no trading market for our Common Stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

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Holders

As of December 31, 2014 there were approximately 33 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Capital Stock

We are not authorized to issue any preferred stock.

We are authorized to issue up to 25,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

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Stockholder Rights Agreement

On December 31, 2014, our company, Christals Acquisition and the members of Christals Acquisition, entered into the securities exchange agreement. The parties to the securities exchange agreement agreed to abide by the terms and provisions set forth in Annex C to such agreement. Annex C to the securities exchange agreement is a stockholders rights agreement that grants to certain former members of Christals Acquisition, who are now stockholders of our company, substantially the same investor rights that such former members had as members of Christals Acquisition. These rights include, among others, the right to appoint an observer, the right to appoint a member to the board of directors of our company, tag-along rights, drag along rights, rights of first offer, preemptive rights and registration rights.

The stockholders rights agreement and the rights granted to the former members of Christals Acquisition pursuant to such agreement terminate if (a) CP IV and its affiliates cease to hold shares of our common stock representing 10% of the total of our common stock issued to CP IV on December 31, 2014 pursuant to the securities exchange agreement plus the other shares acquired by CP IV from other stockholders of our company on December 31, 2014, or (b) our company consummates a private placement or other equity or equity linked financing transaction in which it raises at least $10 million in gross proceeds.

Following is a summary of the rights granted to the former members of Christals Acquisition under the stockholder rights agreement.

Observer Rights

The holders of the unsecured subordinated promissory notes co-made by Peekay Acquisition and Peekay SPA to each of Kris Butt, Brian Barnett and Rick Barnett in the original principal amount of $9,300,000 known as the Peekay Notes, by majority vote, may appoint a non-voting observer. The initial observer appointed by the Peekay Note holders is Phyllis Heppenstall. The observer has the right to attend meetings of the board of directors of our company and receive any materials provided the board; provided, that the observer shall not be entitled to attend any executive session of the board.

At the request of CP IV, our board is also required to grant similar observer rights to any lender that participated in our company’s last secured financing transaction that owns at least 1% of the issued and outstanding common stock of our company on a fully-diluted basis.

We are also restricted from granting observer rights to other persons. The observer rights of the holders of the Peekay Notes will terminate upon the repayment of the Peekay Notes.

Board of Directors

The stockholders rights agreement requires us to have a board of directors that consists of no more than three people. Christals Parent or its assignee has the right to appoint two members of our board of directors. The two members appointed by Christals Parent are Edward J. Tobin and Ellery W. Roberts. Christals Parent assigned its right to appoint two members of our board of directors to Christals Management, LLC, or Christals Management. CP IV has the right to appoint one member to our board of directors and to the board of directors or other governing body of each of our subsidiaries. David Aho was appointed as the initial designee of CP IV. A member of our board of directors may be removed only by the person or their successors or assigns who appointed such member to the board. Any vacancy on the Board that is created by the death, resignation or removal of a director must be filled by the Member or Members or their successors or assigns who appointed the director whose death, resignation or removal created such vacancy. CP IV also has the right to designate a member of each committee of the board of directors of our company.

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Board of Advisors

The stockholders rights agreement also requires us to create an advisory board. CP IV has the right to approve each member of the advisory board. The advisory board consults with the board of directors of our company and our management team regarding the maintenance of the culture and brand of our company and its subsidiaries and strategic planning for the business and affairs of our company. The initial members of the advisory board are Phyllis Heppenstall, Ellery Roberts, Edward Tobin and David Aho. The advisory board is expected to hold meetings once per quarter.

CP IV Approval Rights

The stockholders rights agreement also provides CP IV with the approval rights described below.

At any time that there is an “underperformance condition” (but only during the continuation of such underperformance condition), our board may not consent (nor are our subsidiaries permitted) to or engage in any of the following activities without the prior written consent of CP IV. An underperformance condition is generally defined in the stockholders rights agreement as any time that the trailing twelve month consolidated earnings before interest, taxes, depreciation and amortization, or EBITDA, of our company is less than the minimum consolidated EBITDA. Minimum consolidated EBITDA under the stockholders rights agreement ranges from $8.2 million to $11.5 million depending upon the date of determination.

During an underperformance condition, our company may not, without the consent of CP IV:

•	hire, appoint, terminate, remove or lower the rate or terms of compensation, bonus or severance of any senior officer;
•	open any new store or close any existing store;
•	purchase or sell any real property;
•	make aggregate capital expenditures in excess of $500,000 per fiscal year with respect our company or its subsidiaries;
•	adopt the annual budget or alter operations or make expenditures materially in excess of or not contemplated by any approved budget;
•

commence, settle or waive any benefits or rights with respect to any litigation, arbitration proceeding or governmental proceeding (including zoning disputes) that our company or any of our subsidiaries or any officer, manager or director thereof is a party or otherwise involved or affected;

•	create any subsidiary or joint venture;
•	create, incur, guarantee or suffer to exist any indebtedness in excess of $100,000 in the aggregate other than specified permitted indebtedness.
•	designate, appoint, or dismiss accountants to audit the books and records and consolidated financial statements of our company;
•	repurchase any securities of our company or any of our subsidiaries;
•

make any acquisitions or investments, whether by purchase of securities, merger or consolidation, contributions to capital, property transfers, or purchases of properties or assets or otherwise, of or in any person, for cash consideration (individually or in the aggregate) in excess of $2,000,000 in any fiscal year; or

•

sell, transfer, license or otherwise dispose of properties or assets of our company or our subsidiaries for cash consideration (individually or in the aggregate) in excess of $2,000,000 in any fiscal year.

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The stockholders right agreement also provides CP IV with approval rights at times when there is no underperformance condition. Our company may not, without the consent of CP IV (whether or not an underperformance condition is continuing):

•	hire, appoint, terminate, remove or lower the rate or terms of compensation, bonus or severance of Phyllis Abramson, Jeremy Owens or David Leigh;
•	make or declare any dividends by our company other than distributions or dividends to stockholders of our company on a pro rata basis;
•

except for board approved equity incentive awards of up to 5% of the issued and outstanding common stock of our company as of December 31, 2014 under a board approved equity incentive plan, create or issue any new securities, options, warrants or other rights or agreements to acquire securities exchangeable for, or convertible into, membership or profits interests of our company or any of our subsidiaries;

•

enter into or permit any recapitalization of our company or any of our subsidiaries or the sale of any outstanding equity interests, options, warrants or other rights or agreements to acquire securities exchangeable for, or convertible into, equity interests owned by our company or our subsidiaries or by any of our subsidiaries in any other subsidiaries;

•

enter into any agreement or engage in any transaction among our company and our subsidiaries on the one hand and any director, employee, consultant, stockholder or affiliate of our company or its subsidiaries, holders of the Peekay Notes, or former members of Christals Parent or Christals Holding, LLC on the other hand;

•	amend or modify the stockholders rights agreement or the charter and bylaws or other similar organizational documents of our company or our subsidiaries;
•

enter into or permit any reorganization, merger, sale of all or substantially all of the assets, dissolution, termination, liquidation or winding up of affairs of our company or any of our subsidiaries other than in connection with the exercise of drag along rights;

•

increase or decrease the size of our board of directors or the board or other governing body of any of our subsidiaries; appoint any person who is not a full-time employee of our company or any of our subsidiaries to the governing body or otherwise grant any person the power to manage the business of any subsidiary, grant any person observer rights or appoint any person to or remove any person from the advisory board;

•

amend, modify or extend the management agreement with Christals Management, enter into any management, consulting or other agreement for or permit director, consulting or management fees to be paid by our company or any subsidiary other than pursuant to the management agreement with Christals Management in effect as of December 31, 2014; or

•	any liquidation, dissolution or winding up, assignment for the benefit of creditors or bankruptcy of our company or any of our subsidiaries.

Registration Rights

In connection with any private placement or other financing transaction in which we give investors registration rights, we will also grant to CP IV and each other former member of Christals Acquisition (or their assignee) registration rights covering any restricted shares of our common stock held by them that cannot be sold without limitation as to volume under Rule 144 of the Securities Act. If for any reason the number of shares of common stock that may be included in such registration must be cutback as a result of a limitation on the maximum number of shares of our common stock permitted to be registered by the staff of the SEC pursuant to Rule 415 of the Securities Act, then the shares of our common stock held by the former members of Christals Acquisition will be cutback first, proportionately as to each such former member, so that the maximum number of shares of the investors in such financing may be registered.

Right to Remove and Appoint Officers.

At any time upon the occurrence of an underperformance condition, CP IV has the right to require that our board cause our chief executive officer to be removed or a chief operating officer acceptable to CP IV to be appointed.

Right to Appoint Chief Marketing Officer.

CP IV has the right to require that our board of directors appoint a chief marketing officer of our company and our subsidiaries acceptable to CP IV and reasonably acceptable to our board other than the CP IV designee.

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Tag-Along Right.

If any holder of our common stock proposes to sell or otherwise transfer shares of our common stock to one or more persons other than to a permitted transferee as described in the stockholders rights agreement, then the former members of Christals Acquisition will have the right to participate pro rata in such sale and if the prospective purchaser is not willing to purchase all of the shares of our common stock that the former members other than the transferring member propose to transfer, then each former member (including the transferring member) will be permitted to transfer a portion of the total number of shares of our common stock to be transferred to the prospective purchaser.

Drag-Along Right.

If CP IV proposes to sell or otherwise transfer pursuant to a bona fide written offer all of the common stock of our company held by CP IV to a person that is not an affiliate of CP IV (and would not be an affiliate of CP IV upon completion of such transfer) (a) after December 31, 2017 or (b) at an implied total enterprise valuation for our company in excess of ten times trailing twelve month consolidated EBITDA, CP IV will have the right to require the other stockholders of our company to join in such sale by selling a pro rata portion of the shares the common stock of our company held by such other stockholders on the same terms as CP IV.

Right of First Offer.

If any former member of Christals Acquisition desires to sell or otherwise transfer all or any portion of such former member’s common stock, other than to a permitted transferee as described in the stockholders rights agreement or pursuant to the tag along or drag along rights described above, then the former members will have the right to purchase their pro rata share of such shares of common stock being sold or otherwise transferred at the same price and on the same terms as those proposed and if any former member of Christals Acquisition does not exercise his right of first offer, then the other former members of Christals Acquisition may purchase their pro rata portion of the shares so declined.

Preemptive Rights.

Except with respect to certain exempt securities issuances that are described below, pursuant to the stockholders rights agreement, we granted to each former member of Christals Acquisition (other than certain former members who are members of our management team) the right to purchase a pro rata portion of any future offering of any securities by us. The exceptions to the preemptive rights of the former members of Christals Acquisition are:

•	Securities issued in registered public offering;
•

Securities issued as consideration in connection with any merger, consolidation or acquisition to which our company or our subsidiaries is a party with a person that is not an affiliate of our company or of Christals Parent or its members.

•

Securities issued to a financial institution or its affiliates in connection with the incurrence of indebtedness by our company or any of our subsidiaries to any person that is not an affiliate of our company or of Christals Parent or its members;

•

Securities issued as board approved equity incentive awards of up to 5% of the issued and outstanding common stock of our company as of December 31, 2014 and a board approved equity incentive plan; and

•	securities issued upon exercise or conversion of any indebtedness or securities, provided that such indebtedness or securities were not issued in violation of this the preemptive rights.

TTM Consolidated EBITDA Statement.

We are required to deliver to CP IV simultaneously with filing of our annual and quarterly reports with the SEC and on a monthly basis, a schedule showing the calculation of trailing twelve months consolidated EBIDA as of the end of the period covered by such financial statements or such month, as applicable.

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Transfers Subject to Stockholder Rights; Legends.

The common stock acquired by Christals Parent under the securities exchange agreement and the common stock acquired from the stockholders of our company pursuant to separate stock purchase agreements occurring on the same day were distributed by Christals Parent to its members and further distributed by its member, Christals Holding to the members of Christals Holding. The distribution of the common stock to such persons by Christals Parent and Christals Holding was made subject to the terms and provisions of the stockholders rights agreement.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

We intend to amend our Articles of Incorporation to state that we have elected not to be governed by the “business combination” provisions.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We intend to amend our Articles of Incorporation to state that we have elected not to be governed by the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of Directors Vacancies. Our articles of incorporation and bylaws will authorize only our board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board will be permitted to be set only by a resolution adopted by our board. These provisions would prevent a stockholder from increasing the size of our board and then gaining control of our board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board but promotes continuity of management.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our articles of incorporation and bylaws do not provide for cumulative voting.

•	Directors Removed Only for Cause. Our articles of incorporation provide that stockholders may remove directors only for cause.

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Transfer Agent and Registrar

Our independent stock transfer agent is Globex Transfer, LLC. Their mailing address is 780 Deltona Blvd., Suite 202, Deltona, FL 32725, and their phone number is (813) 344-4490.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and reasonably incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 31, 2014, we entered into the Securities Exchange Agreement with Christals Acquisition, a Delaware limited liability company, and its members, pursuant to which we acquired 100% of the issued and outstanding equity capital of Christals Acquisition in exchange for 2,524,870 shares of our common stock, par value $0.0001 per share, which constituted 70.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Securities Exchange Agreement. In addition, at the closing of the share exchange, Christals paid us $350,000 in cash. This cash was immediately used for the following purposes (i) to pay down all of our outstanding liabilities, (ii) $308,436 of this cash was used as a partial payment toward the redemption of a total of 15,000,000 of our restricted shares from David Lazar, our former Chief Operating Officer and Secretary, pursuant to a redemption agreement that we entered into with Mr. Lazar on December 31, 2014, and (iii) to satisfy aggregate purchase price payable to holders of a total of 1,052,600 shares of our common stock, which shares were transferred to the members of Christals as a condition to the closing of the share exchange transaction. In addition to receiving the $308,436 payment for the redemption of his 15,000,000 shares of our common stock, we also transferred to Mr. Lazar our remaining inventory of loose diamonds pursuant to a bill of sale and assignment agreement as the balance of the consideration for the redemption of his shares. Immediately following the closing of the share exchange transaction and the related transactions described above, the former members of Christals and certain equity owners of such members who immediately received distributions of such securities, became the owners of 3,577,470 shares of our common stock constituting 99.9% of our issued and outstanding common stock as of such closing.

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There are a total of 16 members of Christals Acquisition that are parties to the Securities Exchange Agreement. These members are all sophisticated investors, are familiar with our business, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of investment in our company and have had full access to all the information they consider necessary or appropriate to make an informed investment decision with respect to the Company’s common stock. The issuance of these shares was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we indicate that we relied upon Section 4(a)(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

Prior to our reverse acquisition transaction with Christals Acquisition, our independent registered public accounting firm was Dov Weinstein & Co. CPA (Isr), or DWC, while Christals Acquisition’s independent registered public accounting firm was KLJ & Associates LLP, or KLJ. On December 31, 2014, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of DWC, as our independent auditor, effective immediately.

DWC’s reports on our financial statements as of and for the fiscal years ended December 31, 2013, and 2012 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended December 31, 2013, and 2012 contained a going concern qualification as to our ability to continue as a going concern.

During the years ended December 31, 2013, and 2012, and through DWC’s dismissal on December 31, 2014, there were (1) no disagreements with DWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DWC, would have caused DWC to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished DWC with a copy of this disclosure on December 31, 2014, providing DWC with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from DWC, dated January 6, 2015, is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss DWC as our independent auditor, our board of directors elected to continue the existing relationship of Christals Acquisition with and appointed KLJ as our independent auditor.

During the years ended December 31, 2013 and 2012, and through the date hereof, neither us nor anyone acting on our behalf consulted KLJ with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that KLJ concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

55

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the reverse acquisition with Christals Acquisition, the former members of Christals Acquisition now control our company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition on December 31, 2014, Edward Lazar, our Chief Executive Officer and director, and David Lazar, our Chief Operating Officer, Secretary and director, submitted resignation letters in which they resigned from all offices that they held effective immediately and from their positions as our directors effective immediately. On the same date, the following persons were appointed to our board of directors Ellery Roberts, Edward Tobin and David Aho and the persons named below were appointed to the offices set forth opposite their respective names.

NAME	TITLE
Ellery W. Roberts	Chairman of the Board
Lisa Berman	Chief Executive Officer
Bob Patterson	Chief Operating Officer
Janet Mathews	Chief Financial Officer
Martin Walker	Vice President, Marketing and Visual Merchandising
David Leigh	Vice President, Retail Operations
George Williams	Vice President, Merchandising & Inventory

The resignations of Edward Lazar and David Lazar were not in connection with any known disagreement with us on any matter.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 31, 2014, immediately following the closing of the reverse acquisition transaction with Christals Acquisition described elsewhere in this report, we amended and restated our bylaws. The bylaws were generally amended and restated to update provisions to be consistent with applicable Nevada law.

56

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On December 31, 2014 we adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is filed as exhibit 14 to this current report.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 31, 2014, immediately prior to the consummation of the reverse merger with Christals Acquisition, David Lazar, who was the owner of more than a majority of our outstanding common stock at the time, adopted a written consent approving amended and restated articles of incorporation for our company. The articles of incorporation change our name from Dico, Inc. to Peekay Boutiques, Inc., effectuate changes to our capitalization and implement several other changes. We have notified FINRA of our desire to change our name and our amended and restated articles. We will file the amended and restated articles of incorporation with the Secretary of State of Nevada following the requisite FINRA waiting period and upon such filing we will file a current report on Form 8-K that includes as an exhibit the amended and restated articles of incorporation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of Christals Acquisition for the years ended December 31, 2013 and 2012.

Filed herewith are unaudited consolidated financial statements of Christals Acquisition for the nine month period ended September 30, 2014 and 2013.

(b)	Pro forma financial information

The unaudited pro forma balance sheet data is not significant because of the lack of operating assets and liabilities of Dico, Inc. The pro forma results of operations, assuming the acquisition is completed at the beginning of the reporting period, would have caused our net losses to increase, but not materially, because of the limited operating losses reported by Dico, Inc. The effects of stockholders’ equity will be reported as a recapitalization.

57

(d)	Exhibits

Exhibit No.	Description
2.1	Securities Exchange Agreement, dated December 31, 2014, among the Company, Christals Acquisition, LLC and the members of Christals Acquisition, LLC
3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193618) filed on January 29, 2014)
3.2	Amended & Restated Bylaws of the Company
10.1	Advisory Agreement, dated December 31, 2012, by and among Christals Management, LLC, CP IV SPV, LLC and Peekay Acquisition, LLC
10.2	Amended and Restated Common Stock Purchase Agreement, dated December 31, 2012, by and among Peekay SPA, LLC, Peekay, Inc., Conrev, Inc., Kris Butt, Brian Barnett, Rick Barnett and Phyllis Heppenstall
10.3	Artifacts Agreement, dated December 31, 2012, by and among Peekay SPA, LLC, Kris Butt, Brian Barnett, Rick Barnett and Phyllis Heppenstall
10.4	Side Letter regarding Purchase Price, dated December 31, 2012, by and among Peekay SPA, LLC, Peekay, Inc., Conrev, Inc., Kris Butt, Brian Barnett, Rick Barnett and Phyllis Heppenstall
10.5	9% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Kris Butt
10.6	9% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Brian Barnett
10.7	9% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Rick Barnett
10.8	12% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Kris Butt
10.9	12% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Brian Barnett
10.10	12% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Rick Barnett
10.11

Financing Agreement, dated December 31, 2012, by and among Christals Acquisition, LLC, Peekay Acquisition, LLC, each of the Subsidiaries listed as a Borrower on the signature pages thereto, each of the Subsidiaries listed as a Guarantor on the signature pages thereto, the Lenders from time to time party thereto, Cortland Capital Market Services LLC, as collateral agent and administrative agent, and CB Agency Services, LLC, as origination agent

10.12	First Amendment to Financing Agreement, dated March 31, 2014
10.13	Second Amendment to Financing Agreement, dated September 24, 2014
10.14	Third Amendment to Financing Agreement, dated December 31, 2014
10.15	Side Letter regarding business of Holding and Parent, dated December 31, 2012.
10.16	Purchase Agreement, dated October 9, 2012, by and among Christals Acquisition, LLC, Retail Services L.L.C., Gary Zebrowski, Ross Jackson and Gary A. Zebrowski Living Trust
10.17	Contingent Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Ross Jackson
10.18	Contingent Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Gary A. Zebrowski Living Trust
10.19	Unsecured Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Ross Jackson
10.20	Unsecured Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Gary A. Zebrowski Living Trust
10.21	Lease Agreement, dated July 1, 2012, between PK Properties, LLC and Peekay Inc.
10.22	Consulting Agreement, dated December 31, 2014, between the Company and Lisa Berman.
10.23	Employment Agreement, dated December 31, 2014, between the Company and Bob Patterson.
10.24	Employment Agreement, dated December 31, 2014, between the Company and Janet Mathews.
14.1	Code of Ethics of the Company
16.1	Letter from Dov Weinstein & Co. CPA (Isr.), regarding change in certifying accountant
21.1	Subsidiaries of the Company

58

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,260	$3,306
Accounts receivable	4	10
Inventory, net of allowances	4,632	4,650
Deferred tax asset	13	13
Prepaid expenses and other	873	608
Total current assets	7,782	8,587

Property and equipment, net	1,038	627
Goodwill and intangible assets, net	41,524	41,500
Finance costs, net	2,142	3,054
Deposits	198	186

TOTAL ASSETS	$52,684	53,954

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$1,848	$1,734
Accrued expenses	4,134	3,069
Total current liabilities	5,982	4,803

Note payable, net of original issue discount	37,951	37,792
Unsecured subordinated debt	12,700	12,700
Deferred tax liability and other	287	191

TOTAL LIABILITIES	56,920	55,486

MEMBERS’ EQUITY	(4,236)	(1,532)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$52,684	$53,954

The accompanying condensed notes, together with the Notes to Consolidated Financial Statements contained in this Form 8-K for the fiscal year ended December 31, 2013, are an integral part of these financial statements.

F-1

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
(In Thousands)	September 30,		September 30,
	2014	2013	2014	2013

Net revenue	$9,340	$9,535	$29,367	$29,138
Cost of goods sold	3,290	3,283	10,122	10,004

Gross profit	6,050	6,252	19,245	19,134

Selling, general and administrative expense	5,163	4,959	15,529	14,627
Depreciation and amortization	493	456	1,472	1,442

Operating income	394	837	2,244	3,065

Interest expense	1,675	1,674	4,948	4,928

Income tax expense	-	-	-	69

Net loss	$(1,281)	$(837)	$(2,704)	$(1,932)

The accompanying condensed notes, together with the Notes to Consolidated Financial Statements contained in this Form 8-K for the fiscal year ended December 31, 2013, are an integral part of these financial statements.

F-2

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
(In Thousands)	September 30, 2014	September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,704)	$(1,932)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	1,472	1,442
Non-cash original issue discount on notes payable	159	123
Changes in operating assets and liabilities
Net change in accounts receivable	6	24
Net change in inventory	18	786
Net change in prepaid and other assets	(277)	(746)
Net change in accounts payable & accrued liabilities	1,275	1,364
Net cash flow from operating activities	(51)	1,061

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of subsidiaries	(24)	151
Purchase of property & equipment	(971)	(289)
Net cash flow from investing activities	(995)	(138)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution (distributions) from/to shareholders	-	740
Net cash flow from financing activities	-	740

NET INCREASE (DECREASE) IN CASH	(1,046)	1,663

Cash and cash equivalents, beginning of period	3,306	1,337
Cash and cash equivalents, end of period	$2,260	$3,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$95	$281
Interest paid	$4,106	$3,967

The accompanying condensed notes, together with the Notes to Consolidated Financial Statements contained in this Form 8-K for the fiscal year ended December 31, 2013, are an integral part of these financial statements.

F-3

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Description of Business and Basis of Presentation

Description of Business

Christals Acquisition, LLC, a Delaware limited liability company, was formed in January 2012 to acquire existing limited liability companies operating retail stores in the sexual health and wellness category. The financial statements of Christals Acquisition, LLC and Subsidiaries (“the Company”) include the following fully owned subsidiaries: ZJ Gift F-2, LLC, ZJ Gift F-3, LLC, ZJ Gifts F-4, LLC, ZJ Gifts F-5, LLC, ZJ Gifts F-6, LLC, ZJ Gifts I-1, LLC, ZJ Gifts M-1, LLC, ZJ Gifts M-2, LLC, and ZJ Gifts M- 3, LLC, which operate stores in Iowa, Texas and Tennessee under the Christals brand; and Peekay SPA, LLC and Peekay Acquisition, LLC, which operate stores in Washington, Oregon and California under the Lovers, ConRev and A Touch of Romance brands.

Basis of Presentation

The accompanying unaudited consolidated financial statements and related notes have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and the rules and regulations of the Securities and Exchange Commission (“SEC”), for interim financial information and include the accounts of the Christals Acquisition, LLC and its subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary to fairly state the financial position and results of operations and cash flows for the interim periods presented.

The Company’s business is subject to seasonal fluctuation. Significant portions of the Company’s net revenue and operating income are realized during the first and fourth quarters of the fiscal year, corresponding to the Valentine Day and Holiday shopping seasons, respectively. The results of the three and nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 204, or for any other future interim period or for any future year.

2. Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

F-4

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence;

•	estimation of future cash flows used to assess the recoverability of long-lived assets,

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash.

Inventory

Inventory consists of merchandise acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a first-in first out basis.

Fair Value of Financial Instruments

The Company’s management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity.

F-5

Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method with estimated useful lives as indicate below:

Furniture and equipment	7 years
Software	3 years
Computer equipment	5 years
Leasehold improvements	15 years

Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included with depreciation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using acquisition accounting and is not amortized.

Under FASB ASC 350, Intangibles - Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

On at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill impairment testing are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Cost of Goods Sold

Cost of goods sold consists primarily of the merchandise cost of products sold, including inbound freight, duties and packaging.

F-6

Revenue Recognition

The Company derives revenues from sale of merchandise and upon the following:

(1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily print, billboards, and word of mouth.

3. Recent Accounting Pronouncements and Account Changes

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, (“ASU 2014-09”), which will supersede Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that the Company must recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. This standard is effective beginning in fiscal year 2017 and allows for either full retrospective or modified retrospective adoption. The Company has no yet selected a transition method nor determined the effect of the new standard on its financial statements.

4. Accounting Changes

The Company made no accounting changes during the nine months ended September 30, 2014.

5. Financing Agreement

On December 31, 2012, Christals Acquisition, LLC, a Delaware limited liability company (the "Parent"), Peekay Acquisition, LLC, a Delaware limited liability company ("Peekay Acquisition”), the subsidiaries of Peekay Acquisition listed as “Borrowers”, entered into a financing agreement with Cortland Capital Marketing Services, LLC, collateral agent for the lenders.

The Lenders issued a term loan to the Borrowers initially in the aggregate principal amount of $38,215,939, consisting of a tranche A term loan for the principal amount of $27,000,000 which expires on December 27, 2015, and bears interest at a rate of 12% per annum, and a tranche B term loan for the principal amount of $11,215,930 which expires on December 27, 2015, and bears interest at a rate of 15% per annum. The proceeds of the loans shall be used by Peekay Acquisition to make a loan to the Parent, which will use proceeds to repay certain existing indebtedness, and to finance a portion of the purchase price payable by Peekay SPA, LLC for the purchase of the issued and outstanding shares of stock of Peekay, Inc. and ConRev, Inc., each a Washington corporation (the “Acquisition Peekay”), and by the Borrowers to fund working capital of Peekay Acquisition and its subsidiaries and to pay fees and expenses related to this Agreement and the Acquisition Peekay.

F-7

The Borrowers agree to pay the following fees associated with the loans:

•	An Underwriting fee on the Term A loan equal to 2% of the total loan, and 3% on the total Term B loan.

•	An administrative fee of .24% of the average amount of the aggregate amount of the principal balance of the loans outstanding paid each quarter.

•

Borrowers shall pay to the Term A Agent, quarterly in arrears on the last day of each calendar quarter and on the date the Obligations are paid in full, an administrative fee, which shall be equal to $15,000 (or a pro rata portion of such amount, in the case of the final payment of such fee).

The loans are covered by the following covenants:

•	Certain reporting requirements

•	Maintain a key Man life insurance policy for $2,000,000.

•	Restriction on amount of capital assets that can be purchased during the year

•	Restrictions of paying dividends or other distributions

•	Meeting certain financial covenants including a Leverage Ratio, Minimum Liquidity.

The loans are guaranteed by Christals Acquisition, LLC and all its subsidiaries.

During the nine months ended September 30, 2014, the Company obtained two covenant waivers through Amendments to the Financing Agreements dated March 31, 2014 and September 30, 2014. The Company expects it will need covenant waivers in future periods, and is in the process of negotiating waivers for the quarters ended December 31, 2014 and March 31, 2015. There can be no assurance that the Company will be able to obtain these or other waivers, or that the Company will continue to be in compliance with the terms and conditions of its debt agreements.

F-8

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

_________, ________

FINANCIAL STATEMENTS

Including Independent Accountants’ Audit Report

For the year ended December 31, 2013

F-9

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Christals Acquisition, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheet of Christals Acquisition, LLC and Subsidiaries (the “Company”) as of December 31, 2013, and the related consolidated statements of operations, members’ equity, and cash flows for the year ended December 31, 2013, Crystals Acquisition, LLC and Subsidiaries management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audit, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Christals Acquisition, LLC and Subsidiaries as of December 31, 2013 and the results of its operations and its cash flows for the year ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, MN

October 28, 2014

1660 South Highway 100

Suite 500

St . Louis Park, MN 55416

630.277.2330

F-11

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$3,306,231
Accounts receivable	10,351
Inventory	4,649,909
Deferred tax asset	13,000
Prepaid expenses and other	607,881
Total current assets	8,587,372

Property and equipment, net	626,551

Goodwill and intangible assets, net	41,500,171

Finance costs, net	3,054,026

Deposits	185,714

TOTAL ASSETS	$53,953,834

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$1,734,082
Accrued liabilities	3,069,019
Total current liabilities	4,803,101

Deferred tax liability	191,000
Note Payable, net of original issue discount	37,791,620
Unsecured subordinate debt	12,700,000

TOTAL LIABILITIES	55,485,721

MEMBERS’ EQUITY	(1,531,887)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$53,953,834

The accompanying notes are an integral part of these financial statements.

F-12

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2013
REVENUE
Personal	$21,403,846
Gifts	10,752,101
Visual	1,002,080
Lingerie	6,165,068
Other income	126,294
Total revenue	39,449,389

COST OF GOODS SOLD	13,639,940

GROSS PROFIT	25,809,449

STORE EXPENSES
Salaries and benefits	5,544,596
Occupancy, repairs and maintenance	5,164,621
Advertising	1,223,670
Credit card fees	481,764
Other	869,744
13,284,395

INCOME FROM STORES	12,525,054

GENERAL & ADMINISTRATIVE EXPENSES
Salaries and benefits	3,381,484
Professional fees & Security	1,595,149
Occupancy, repairs and maintenance	591,332
Other	717,413
Total general and administrative expense	6,285,378

Depreciation & Amortization	1,902,304

OPERATING INCOME	4,337,372

OTHER INCOME (EXPENSE)
Other expense	(104,098)
Interest expense	(6,577,537)
Total other income (expense)	(6,681,635)

INCOME TAX EXPENSE	233,000

NET LOSS	$(2,577,263)

The accompanying notes are an integral part of these financial statements.

F-13

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

STATEMENT OF MEMBERS’ EQUITY

Members’ Equity

BALANCE – December 31, 2012	$304,908

Capital Contributions	740,468

Net loss	(2,577,263)

BALANCE – December 31, 2013	$(1,531,887)

The accompanying notes are an integral part of these financial statements.

F-14

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2013
OPERATING ACTIVITIES
Net loss	$(2,577,263)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	1,902,304
Deferred income taxes	178,000
Changes in operating assets and liabilities:
Accounts receivable	19,645
Inventory	757,134
Prepaid expenses and other assets	(73,804)
Accounts payable & accrued liabilities	1,819,536
Net cash provided(used) by operating activities	2,025,552

INVESTING ACTIVITIES
Acquisitions	(480,600)
Purchase equipment	(492,276)
Net cash (used) by investing activities	(972,875)

FINANCING ACTIVITIES
Payments on notes payable	-
Proceeds from member contributions	740,468
Proceeds from notes payable	176,138
Net cash provided(used) by financing activities	916,606

NET INCREASE (DECREASE) IN CASH	1,969,283

CASH
Beginning of year	1,336,948
End of year	$3,306,231

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-
Interest paid	$-

NON-CASH ACTIVITIES
Acquisition financed through notes payable	$-

The accompanying notes are an integral part of these financial statements.

F-15

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

NOTE 1—THE COMPANY AND BASIS OF PRESENTATION

Nature of operations

Christals Acquisition LLC is a business that brings together a unique management structure and was formed for the purpose of acquiring retail LLC’s. The Financial statements include the following full owned subsidiaries: ZJ Gift F- 2, LLC, ZJ Gift F-3, LLC, ZJ Gifts F-4, LLC, ZJ Gifts F-5, LLC, ZJ Gifts F-6, LLC, ZJ Gifts I-1, LLC, ZJ Gifts M-1, LLC, ZJ Gifts M-2, LLC, and ZJ Gifts M-3, LLC referred to as Christal’s (the “Company”) Christal’s Acquisition, LLC and its and its wholly owned subsidiaries Peekay SPA, LLC and Peekay Acquisition LLC. The Company has retail locations in Washington, California, Oregon, Texas, Tennessee and Iowa. The Company’s primary activity is retail sales of adult novelty items and clothing. The Company employs approximately 275 employees.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence;

•	estimation of future cash flows used to assess the recoverability of long-lived assets,

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash. At December 31, 2013, the Company exceeded the insured limit of a depository institution by $3,234,066.

Accounts Receivable

The Company’s accounts receivable is comprised primarily of amounts due from commercial credit card companies such as Visa, MasterCard which are generally received within a few days of the related transaction, so a reserve is not considered necessary. Receivables were $10,351 at December 31, 2013.

F-16

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

Inventory

Inventory consists of merchandise acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a first-in first out basis.

Fair Value of Financial Instruments

The Company’s management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity.

Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method with estimated useful lives as indicate below:

(In Years)
Furniture and fixtures	7
Software	3
Computers and equipment	5
Leasehold improvements	15

Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included with depreciation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using acquisition accounting and is not amortized.

Under FASB ASC 350, Intangibles - Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

On at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill impairment testing are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Cost of sales

Cost of sales of approximately $13,639,940 for the year ended December 31, 2013, consist primarily of merchandise costs of sales and store operations expenses.

F-17

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

Revenue recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily print and word of mouth. Advertising / marketing costs were approximately $1,223,670 for the year ended December 31, 2013.

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

For the Year Ended December 31, 2013
Equipment, furniture and fixtures	$2,601,456
Leasehold improvements	2,384,904
5,436,360
Less accumulated depreciation	(4,809,809)

$626,551

Depreciation expense for the year ended December 31, 2013 was approximately $375,291.

NOTE 4—NOTE PAYABLE

Unsecured Subordinated Promissory Notes

On October 9, 2012 Christals Acquisition, LLC issued two identical unsecured subordinate noes with the face value of $1,550,000 and bearing interest at 12% annually. The notes pay interest quarterly with principal due at maturity on January 7, 2017. The notes are to former owners.

The Note is subject to certain covenants that are spelled in the purchase agreement.

Interest expense for the year ended December 31, 2013 was $376,917.

On December 31, 2012, Peekay Acquisition, LLC, a Delaware limited liability company, and Peekay SPA, LLC, a Delaware limited liability company (each a "Company" and collectively, the "Companies"), jointly and severally promise to pay to the "Subordinated Lenders" the principal amount of $6, 000,000 and $3,300,000.00 pursuant to a Common Stock Purchase Agreement, dated as of December 31, 2012 with interest at the rate of 9% and 12% per annum respectively.. The notes mature on December 31, 2016. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, will be due and payable in cash on the earlier of the Maturity Date, and the date when, upon the occurrence and during the continuance of an Event of Default , such amounts are declared due and payable in cash by the Majority Lenders or become automatically due and payable in cash hereunder, in each case, in accordance with the terms hereof.

Payments of accrued and unpaid interest on the Subordinated Notes will be due and payable in cash in arrears on the earlier of the Maturity Date or the acceleration during the occurrence and continuance of an Event of Default. Accrued but unpaid interest shall be compounded quarterly on each March 1, June 1, September 1 and December 1, commencing on March 1, 2013 (each such date, an "Interest Payment Date") or, if any such date is not a business day, the immediately following business day. All such interest shall be paid by accretion thereof to the outstanding principal balance of the Subordinated Notes as PIK (Paid-in-Kind) Interest.

F-18

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

Notwithstanding anything herein to the contrary, on each Interest Payment Date 45% of the interest then accrued in respect of the three months then ending (at the regular Interest Rate without giving effect to any default rate and on a non- accelerated basis) shall be due as Cash Interest, and if on such Interest Payment Date the provisions of the Subordination Agreement permit the payment of "Permitted Interest Payments", then 45% of such interest then accrued in respect of the three months then ending shall be payable as Cash Interest rather than PIK Interest.

All outstanding principal and any unpaid accrued interest will be due and payable in full in cash on the earliest of the Maturity Date or acceleration during the occurrence and continuance of an Event of Default.

By giving the Subordinated Lender five Business Days written notice, each company may prepay this Subordinated Note in whole or in part at any time without penalty, premium or additional interest; provided, that any such prepayment will be applied first to interest accrued and unpaid on these Subordinated Notes and second, if the amount of prepayment exceeds the amount of such accrued and unpaid interest, to the payment of the principal amount of these Subordinated Notes then outstanding.

The Subordinated Promissory Notes contains certain covenants that restrict the amount of distributions and dividends that the company’s can make.

Interest expense for the year ended December 31, 2013 was $970,357.

Financing Agreement

On December 31, 2012, Christals Acquisition, LLC, a Delaware limited liability company (the "Parent"), Peekay Acquisition, LLC, a Delaware limited liability company ("Peekay Acquisition”), the subsidiaries of Peekay Acquisition listed as “Borrowers”, entered into a financing agreement with Cortland Capital Marketing Services, LLC, collateral agent for the lenders.

The Lenders issued a term loan to the Borrowers initially in the aggregate principal amount of $38,215,939, consisting of a tranche A term loan for the principal amount of $27,000,000 which expires on December 27, 2015, and bears interest at a rate of 12% per annum, and a tranche B term loan for the principal amount of $11,215,930 which expires on December 27, 2015, and bears interest at a rate of 15% per annum. The proceeds of the loans shall be used by Peekay Acquisition to make a loan to the Parent, which will use proceeds to repay certain existing indebtedness, and to finance a portion of the purchase price payable by Peekay SPA, LLC for the purchase of the issued and outstanding shares of stock of Peekay, Inc. and ConRev, Inc., each a Washington corporation (the “Acquisition Peekay”), and by the Borrowers to fund working capital of Peekay Acquisition and its subsidiaries and to pay fees and expenses related to this Agreement and the Acquisition Peekay.

The Borrowers agree to pay the following fees associated with the loans:

•	An Underwriting fee on the Term A loan equal to 2% of the total loan, and 3% on the total Term B loan.

•	An administrative fee of .24% of the average amount of the aggregate amount of the principal balance of the loans outstanding paid each quarter.

•

Borrowers shall pay to the Term A Agent, quarterly in arrears on the last day of each calendar quarter and on the date the Obligations are paid in full, an administrative fee, which shall be equal to $15,000 (or a pro rata portion of such amount, in the case of the final payment of such fee).

The loans are covered by the following covenants:

•	Certain reporting requirements

•	Maintain a key Man life insurance policy for $2,000,000.

•	Restriction on amount of capital assets that can be purchased during the year.

F-19

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

•	Restrictions of paying dividends or other distributions

•	Meeting certain financial covenants including a Leverage Ratio, Minimum Liquidity.

The loans are guaranteed by Christals Aqquisition, LLC and all its subsidiaries

Interest expense for the year ended December 31, 2013 was approximately $5,018,104 and original issue discount amortized for the year ended December 31, 2013 was $212,159.

NOTE 6— COMMITMENTS AND CONTINGENCIES

The Company maintains multiple leases for their retail and corporate locations. The particulars of each lease are outlined in the table below.

				Rent Paid
				For the Year Ended
Location	Original Term	Commenced	Terminates	December 31, 2013
Kent, WA	60 months	03/18/1998	10/15/2013	$65,931
Brea, CA	60 months	04/01/2012	03/31/2017	120,524
Cerritos, CA	60 months	12/01/2007	03/31/2013	121,812
Federal Way, WA	60 months	10/1/2008	9/30/2013
Issaquah, WA	60 months	04/01/2012	05/31/2017	87,123
Lynnwood, WA	60 months	04/01/2006	03/31/2013	92,735
Bellingham, WA	124 months	12/30/2007	03/31/2018	230,863
Olympia, WA	48 months	05/01/2007	05/31/2017	72,627
Orange, CA	60 months	06/08/1999	03/31/2015	82,000
Redmond, WA	60 months	10/17/2003	10/31/2013	108,158
Kirkland, WA	120 months	11/01/2007	10/31/2017	186,166
Riverside, CA	60 months	05/01/2007	08/31/2014	88,260
Tarzana, CA	60 months	09/01/2007	08/30/2017	70,744
Tacoma, WA	64 months	12/01/1999	03/31/2015	119,281
Westminster, CA	60 months	08/11/2003	03/31/2015	58,004
Costa Mesa, CA	48 months	05/08/2004	05/01/2016	205,128
Culver City, CA	60 months	03/02/1998	03/31/2018	189,223
Huntington Beach, CA	60 months	09/01/2009	09/30/2014	89,640
Long Beach, CA	36 months	08/01/2007	07/31/2014	51,805
San Clemente, CA	60 months	08/25/2005	09/30/2015	53,509
Clackamas, OR	60 months	03/01/2012	05/31/2017	107,739
Renton, WA		Month-to-month		48,822
Federal Way, WA	120 months	12/27/12	12/31/22	153,882
Beaverton, OR	124 months	12/31/12	4/30/22	101,768
Fort Worth, TX	60 months	3/1/09	2/28/14	105,717
Haltom City, TX	60 months	9/1/10	8/31/15	85,390
Forest Hill, TX	60 months	10/1/11	9/30/16	114,460
Memphis, TN	60 months	2/1/12	1/31/17	66,219
Fort Worth, TX	60 months	2/1/10	3/31/15	29,700
Fort Worth, TX	41 months	9/1/12	1/31/16	41,995
West Des Moines, IA	60 months	1/1/11	12/31/15	87,259
Memphis, TN	60 months	11/1/10	10/31/15	36,102
Memphis, TN	120 months	12/1/07	11/30/17	163,677
Auburn, WA	60 months	7/01/09	6/30/14	44,429
Auburn, WA – corporate	45 months	7/01/12	3/31/16	255,394

F-20

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

				Rent Paid
				For the Year Ended
Location	Original Term	Commenced	Terminates	December 31, 2013
Auburn, WA – warehouse	45 months	7/01/12	3/31/16	114,065
Burien, WA	36 months	1/01/10	12/31/13	45,068
Burlington, WA	60 months	11/01/03	3/31/14	151,075
Everett, WA – Broadway	60 months	6/01/01	5/31/16	54,524
Everett, WA – Mall	60 months	5/15/01	5/31/21	144,389
Puyallup, WA	60 months	4/15/98	6/30/17	99,119
Shoreline, WA	120 months	6/01/03	6/30/18	101,092
Silverdale, WA	120 months	8/01/11	7/31/21	111,030
Spokane, WA	124 months	9/01/07	3/31/18	81,744
Spokane Valley, WA	120 months	11/01/11	10/31/21	83,645
Tukwila, WA	120 months	6/01/98	6/30/19	225,250

The following is a schedule of the required annual minimum lease payments.

Year
2014	$3,630,436
2015	3,243,831
2016	2,572,133
2017	2,050,582
2018	1,114,534
After	2,229,139
TOTAL	$14,840,655

The total rent expense for the year ended December 31, 2013 was $4,747,087.

NOTE 7—INCOME TAXES

Net loss from continuing operations before income taxes for the year ended December 31, 2013 was approximately $2,255,000

The components of the provision for income taxes includes:

2013
Current Federal and State	$55,000
Deferred: Federal and State	178,000
Total (benefit) provision for income taxes	$233,000

A reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate is as follows:

2013
U.S. Federal Statutory rate	34.0%
State and local taxes, net of Federal benefit	(0.2)
Other	1.8
Change in valuation allowance	(45.6)
Effective income tax rate	(10.0)

F-21

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2013

Deferred in come taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities are as follows:

2013
Deferred tax assets
Inventory	$157,000
Accrued liabilities	176,000
Net operating loss carryforwards	777,000
Total deferred income tax assets	1,110,000
Valuation allowance	(1,068,000)
Net deferred tax assets	42,000

Deferred tax liabilities
Property and Equipment	$42,000
Goodwill and Intangible assets	178,000
Total deferred tax liabilities	220,000

Total net deferred income tax liabilities	$(178,000)

The net deferred income tax liability of $178,000 as of December 31, 2013 consists of the current asset of $13,000 and non current liability of $191,000.

For the year ended December 31, 2103 there was a deferred tax liability associates with excess book over tax goodwill. As goodwill is considered to be an indefinite lived intangible, this associated deferred tax liability is not allowed to be netted with other deferred tax assets in determining the need for a valuation allowance. This resulted in an overall net deferred tax liability after applying the valuation allowance

The Company has incurred net losses for financial reporting purposes. A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. During the twelve month period ended December 31, 2013, the Company concluded that the likelihood of realization of the benefits associated with its deferred tax assets does not reach the level of more likely than not. As a result, the Company recognized full valuation allowance on all deferred tax assets as of at December 31, 2013

At December 31, 2013 a net operating loss (“NOL”) carryforward for a federal income tax purposes is $2,202,000. The Federal NOL’s will begin to expire in 2033

We have no recorded uncertain tax positions therefore there would be no impact to the effective tax rate. The Company includes interest and penalties accrued in the consolidated financial statements as a component of the interest expense. No significant amounts were required to be recorded as of December 31, 2013. The tax years ended December 31, 2010 through December 31, 2013 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions.

NOTE 8— SUBSEQUENT EVENTS

We evaluated all events or transactions that occurred after December 31, 2013 up through August 8, 2014, the date we issued these financial statements. During this period we did not have any other material subsequent events that impacted our financial statements.

F-22

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

FINANCIAL STATEMENTS

Including Independent Accountants’ Audit Report

For the period October 10, 2012 to December 31, 2012

F-23

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Christals Acquisition, LLC

We have audited the accompanying balance sheet of Christals Acquisition, LLC as of December 31, 2012and the related statements of income , stockholders' equity, and cash flows for the period October 10, 2012 through December 31, 2012. Christals Acquisition, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christals Acquisition, LLC as of December 31, 2012, and the results of its operations and its cash flows for the period October 9, 2012 through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, MN

September 24, 2013

F-25

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2012
ASSETS
Current Assets
Cash	$1,336,948
Accounts receivable	29,996
Inventory	5,407,043
Prepaid expenses and other	1,087,412

TOTAL CURRENT ASSETS	7,861,399

PROPERTY AND EQUIPMENT	509,566

FINANCE COSTS	4,581,039

GOODWILL	40,439,432

TOTAL ASSETS	$53,391,436

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,983,565

TOTAL CURRENT LIABILITIES	2,983,565

LONG-TERM LIABILITIES
Note Payable, net of original issue discount	37,402,963
Unsecured subordinate debt	12,700,000

TOTAL LONG-TERM LIABILITIES	50,102,963

TOTAL LIABILITIES	53,086,528

MEMBERS’ EQUITY
Members’ Equity	304,908

TOTAL MEMBERS’ EQUITY	304,908

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$53,391,436

The accompanying notes are an integral part of these financial statements.

F-26

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period
October 10, 2012
through
December 31, 2012

REVENUES	$1,679,740
1,679,740

STORE EXPENSES
Cost of sales	677,497
Salaries and benefits	185,700
Occupancy	152,610
Advertising	34,804
Telephone and utilities	25,278
Security	22,991
Other	50,175
1,149,055

INCOME FROM STORES	530,685

GENERAL & ADMINISTRATIVE EXPENSES
Transaction costs	262,019
Salaries and benefits	127,251
Legal and professional	678,480
Regional fees	24,345
Management fees	22,000
Other	63,794
1,177,889

OTHER INCOME AND (EXPENSE)
Other income	122
Interest expense	(262,691)

TOTAL OTHER INCOME (EXPENSE)	(262,569)

NET LOSS	$(909,773)

The accompanying notes are an integral part of these financial statements.

F-27

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

STATEMENT OF MEMBERS’ EQUITY

Members’ Equity

BALANCE – October 10, 2012	$1,214,681

Net Loss	(909,773)

BALANCE – December 31, 2012	$304,908

The accompanying notes are an integral part of these financial statements.

F-28

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period
October 10, 2012
through
December 31, 2012
OPERATING ACTIVITIES
Net loss	$(909,773)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	4,227
Changes in operating assets and liabilities:
Accounts receivable	(18,608)
Inventory	97,657
Prepaid expenses and other assets	(4,717,212)
Accounts payable & accrued liabilities	300,365
Net cash provided(used) by operating activities	(5,243,344)

INVESTING ACTIVITIES
Acquisitions	(32,046,625)
Purchase equipment	(826)
Net cash (used) by investing activities	(32,047,451)

FINANCING ACTIVITIES
Payments on notes payable	(3,120,000)
Proceeds from member contributions	1,214,681
Proceeds from notes payable	40,522,962
Net cash provided(used) by financing activities	38,617,643

NET INCREASE (DECREASE) IN CASH	1,326,848

CASH
Beginning of year	10,100
End of year	$1,336,948

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$-
Interest paid	$-

NON-CASH ACTIVITIES
Acquisition financed through notes payable	$12,700,000

The accompanying notes are an integral part of these financial statements.

F-29

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

NOTE 1—THE COMPANY AND BASIS OF PRESENTATION

Nature of operations

Christals Acquisition LLC is a business that brings together a unique management structure and was formed for the purpose of acquiring retail LLC’s. The Financial statements include the following full owned subsidiaries: ZJ Gift F- 2, LLC, ZJ Gift F-3, LLC, ZJ Gifts F-4, LLC, ZJ Gifts F-5, LLC, ZJ Gifts F-6, LLC, ZJ Gifts I-1, LLC, ZJ Gifts M-1, LLC, ZJ Gifts M-2, LLC, and ZJ Gifts M-3, LLC referred to as Christal’s (the “Company”) Christal’s Acquisition, LLC and its and its wholly owned subsidiaries Peekay SPA, LLC and Peekay Acquisition LLC. The Company has retail locations in Washington, California, Oregon, Texas, Tennessee and Iowa. The Company’s primary activity is retail sales of adult novelty items and clothing. The Company employs approximately 275 employees.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence;

•	estimation of future cash flows used to assess the recoverability of long-lived assets,

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash. At December 31, 2012, the Company exceeded the insured limit of a depository institution by $889,005.

Accounts Receivable

The Company’s accounts receivable is comprised primarily of amounts due from commercial credit card companies such as Visa, MasterCard which are generally received within a few days of the related transaction, so a reserve is not considered necessary. Receivables were $29,214 at December 31, 2012.

F-30

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

Inventory

Inventory consists of merchandise acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a first-in first out basis.

Fair Value of Financial Instruments

The Company’s management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity.

Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method with estimated useful lives as indicate below:

(In Years)
Furniture and fixtures	7
Software	3
Computers and equipment	5
Leasehold improvements	15

Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included with depreciation.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using acquisition accounting and is not amortized.

Under FASB ASC 350, Intangibles - Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

On at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill impairment testing are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Cost of sales

Cost of sales of approximately $.67 million for the period October 9 2012 through December 31, 2012, consist primarily of merchandise costs of sales and store operations expenses.

F-31

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

Revenue recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily print and word of mouth. Advertising / marketing costs were approximately $34,804 for the period October 10, 2012 to December 31, 2012.

NOTE 3—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

For the Period
October 10, 2012 to
December 31, 2012

Furniture and fixtures	$208,112
Leasehold improvements	379,182
Signs and equipment	9,154
596,448
Less accumulated depreciation	(90,744)

$505,704

Depreciation expense for the period October 10, 2012 to December 31, 2012 was approximately $4,227.

NOTE 4—NOTE PAYABLE

Unsecured Subordinated Promissory Notes

On October 9, 2012 Christals Acquisition, LLC issued two identical unsecured subordinate noes with the face value of $1,550,000 and bearing interest at 12% annually. The notes pay interest quarterly with principal due at maturity on January 7, 2017. The notes are to former owners.

The Note is subject to certain covenants that are spelled in the purchase agreement.

Interest expense for the period October 9, 2012 to December 31, 2012 was approximately $171,031.

On December 31, 2012, Peekay Acquisition, LLC, a Delaware limited liability company, and Peekay SPA, LLC, a Delaware limited liability company (each a "Company" and collectively, the "Companies"), jointly and severally promise to pay to the "Subordinated Lenders" the principal amount of $6, 000,000 and $3,300,000.00 pursuant to a Common Stock Purchase Agreement, dated as of December 31, 2012. with interest at the rate of 9% and 12% per annum respectively.. The notes mature on December 31, 2016. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, will be due and payable in cash on the earlier of the Maturity Date, and the date when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable in cash by the Majority Lenders or become automatically due and payable in cash hereunder, in each case, in accordance with the terms hereof.

F-32

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

Payments of accrued and unpaid interest on the Subordinated Notes will be due and payable in cash in arrears on the earlier of the Maturity Date or the acceleration during the occurrence and continuance of an Event of Default. Accrued but unpaid interest shall be compounded quarterly on each March 1, June 1, September 1 and December 1, commencing on March 1, 2013 (each such date, an "Interest Payment Date") or, if any such date is not a business day, the immediately following business day. All such interest shall be paid by accretion thereof to the outstanding principal balance of the Subordinated Notes as PIK (Paid-in-Kind) Interest.

Notwithstanding anything herein to the contrary, on each Interest Payment Date 45% of the interest then accrued in respect of the three months then ending (at the regular Interest Rate without giving effect to any default rate and on a non- accelerated basis) shall be due as Cash Interest, and if on such Interest Payment Date the provisions of the Subordination Agreement permit the payment of "Permitted Interest Payments", then 45% of such interest then accrued in respect of the three months then ending shall be payable as Cash Interest rather than PIK Interest.

All outstanding principal and any unpaid accrued interest will be due and payable in full in cash on the earliest of the Maturity Date or acceleration during the occurrence and continuance of an Event of Default.

By giving the Subordinated Lender five Business Days written notice, each company may prepay this Subordinated Note in whole or in part at any time without penalty, premium or additional interest; provided, that any such prepayment will be applied first to interest accrued and unpaid on these Subordinated Notes and second, if the amount of prepayment exceeds the amount of such accrued and unpaid interest, to the payment of the principal amount of these Subordinated Notes then outstanding.

The Subordinated Promissory Notes contains certain covenants that restrict the amount of distributions and dividends that the company’s can make.

Financing Agreement

On December 31, 2012, Christals Acquisition, LLC, a Delaware limited liability company (the "Parent"), Peekay Acquisition, LLC, a Delaware limited liability company ("Peekay Acquisition”), the subsidiaries of Peekay Acquisition listed as “Borrowers”, entered into a financing agreement with Cortland Capital Marketing Services, LLC, collateral agent for the lenders.

The Lenders issued a term loan to the Borrowers initially in the aggregate principal amount of $38,215,939, consisting of a tranche A term loan for the principal amount of $27,000,000 which expires on December 27, 2015, and bears interest at a rate of 12% per annum, and a tranche B term loan for the principal amount of $11,215,930 which expires on December 27, 2015, and bears interest at a rate of 15% per annum. The proceeds of the loans shall be used by Peekay Acquisition to make a loan to the Parent, which will use proceeds to repay certain existing indebtedness, and to finance a portion of the purchase price payable by Peekay SPA, LLC for the purchase of the issued and outstanding shares of stock of Peekay, Inc. and ConRev, Inc., each a Washington corporation (the “Acquisition Peekay”), and by the Borrowers to fund working capital of Peekay Acquisition and its subsidiaries and to pay fees and expenses related to this Agreement and the Acquisition Peekay.

The Borrowers agree to pay the following fees associated with the loans:

•	An Underwriting fee on the Term A loan equal to 2% of the total loan, and 3% on the total Term B loan.

•	An administrative fee of .24% of the average amount of the aggregate amount of the principal balance of the loans outstanding paid each quarter.

•

Borrowers shall pay to the Term A Agent, quarterly in arrears on the last day of each calendar quarter and on the date the Obligations are paid in full, an administrative fee, which shall be equal to $15,000 (or a pro rata portion of such amount, in the case of the final payment of such fee).

The loans are covered by the following covenants:

•	Certain reporting requirements

•	Maintain a key Man life insurance policy for $2,000,000.

F-33

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

•	Restriction on amount of capital assets that can be purchased during the year. Restrictions of paying dividends or other distributions

•	Meeting certain financial covenants including a Leverage Ratio, Minimum Liquidity. The loans are guaranteed by Christals Aqquisition, LLC and all its subsidiaries.

•	Interest expense for the period October 10, 2012 to December 31, 2012 was approximately $171,031.

NOTE 5— ACQUISITION

Store Purchase

On October 9, 2012, CHRISTAL ACQUSITION, LLC (Buyer) entered into an agreement to purchase nine stores owned by Retail Services L.L.C. a Colorado Limited Liability Company (Seller) and Gary Zebrowski, Ross Jackson and Gary A. Zebrowski Living Trust (Collectively the “Selling Members” and collectively with the Seller the “Selling Group”). The buyer will pay the Selling Group $6,800,000 (including $300,000 Contingent Seller Notes). The purchase price will be paid by a $3.1 million subordinated promissory note due three months after the repayment date; $300,000 Contingent Seller Notes issued by Buyer to the Selling Group and is due three months after the repayment date. The Contingent Seller Notes shall vest and be payable if and only if, the aggregate revenues for ZJ Gifts F-2, L.L.C., ZJ Gifts F-3, L.L.C., ZJ Gifts F-4, L.L.C., ZJ Gifts F-5, L.L.C. and ZJ Gifts F-6, L.L.C. for any consecutive 12 calendar months ending prior to the Repayment Date exceeds $3,984,297. A Holdback amount of $50,000 of the Purchase Price will be paid by Buyer to the Escrow Agent. The portion of the Purchase Price which is equal to the aggregate amount of all Indebtedness of the Companies outstanding on the Closing Date shall be paid by the Buyer, on behalf of the Companies, directly to the creditors to whom such Indebtedness is owed. Finally, the balance of the Purchase Price (the "Cash Purchase Price") shall be paid by the Buyer to the Selling Group.

If the Estimated Closing Net Working Capital is less than the Estimated Minimum Working Capital, the Purchase Price payable at the Closing shall be reduced by an amount equal to such deficiency (such deficiency to reduce the Cash Purchase Price payable to the Seller at Closing). If the Estimated Closing Net Working Capital is greater than the Estimated Minimum Working Capital, the Purchase Price payable at the Closing shall be increased by an amount equal to such excess (such excess to increase the Cash Purchase Price payable at Closing). Such adjustment shall be calculated based on the Initial Closing Statement and the Seller's calculations of the Estimated Closing Net Working Capital. The adjustment made at Closing pursuant to the preceding sentence is referred to herein as the "Initial Adjustment" and shall be subject to subsequent adjustments "Estimated Minimum Working Capital" shall mean $420,000, which Seller's represent is their good faith estimate of the Minimum Working Capital.

Within sixty days after the Closing Date, the Buyer shall prepare and deliver to the Seller an unaudited balance sheet of the Business as of the Closing Date immediately prior to giving effect to the Closing, and as of the end of each of the twelve calendar months immediately preceding the Closing Date (the "Test Dates"), in each case prepared in accordance with GAAP and an unaudited statement of Net Working Capital as of the close of business on the Closing Date, immediately prior to the Closing, prepared in accordance with GAAP.

Common Stock Purchase Agreement

On December 31, 2012, Peekay Spa, LLC, a Delaware limited liability company ("Buyer"), Peekay, Inc., a Washington corporation ("Peekay"), and Conrey, Inc., a Washington corporation ("ConRev") (Peekay and ConRev known collectively as the "Companies" and singly as a "Company"), and Kris Butt, a natural person ("KB"), Brian Barnett, a natural person ("BB"), and Rick Barnett, a natural person ("RB") (KB, BB and RB known collectively as the "Selling Group" or "Sellers", and each singly as a "Seller"), and Phyllis Heppenstall, as Seller Representative (the "Seller Representative")entered into an Amended and Restated Common Stock Purchase Agreement.

F-34

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements
December 31, 2012

The agreement calls for Buyer to purchase the Business by acquiring all of the issued and outstanding equity of the Companies. The Buyer intends to finance a portion of the Cash Purchase Price through secured debt or the sale of secured notes, which is expected to be due in approximately four years.

This agreement amends and restates in its entirety the Common Stock Purchase Agreement which was executed and dated as of October 17, 2012 for the purchase and sale of the Common Stock.

In consideration of the mutual promises and agreements set forth herein, each of the Buyer and the Seller agrees as follows:

•

Each Seller shall sell, assign, transfer and deliver to Buyer free and clear of all Claims and Encumbrances, and Buyer shall purchase, acquire and take assignment and delivery of, all of the outstanding equity interests of each Seller in each Company. The assets of each Company on the Closing Date shall include all the cash currency normally kept in the Companies' retail business locations (each a "Store" and collectively the "Stores") for opening the following day ("Store Cash"), but shall exclude the cash or bank accounts (the "Excess Cash") of the Companies not used as Store Cash. To the extent permitted by applicable law, prior to the Closing Date, the Companies may, as the Sellers deem appropriate, distribute the Excess Cash to the Sellers, provided that the Companies and Sellers comply with all applicable requirements of law.

•

At the Closing, Buyer shall pay to the Selling Group, or their designee or designees, as the aggregate purchase price for all of the issued and outstanding Common Stock of the Companies, an amount equal to $37,150,000.00, less the aggregate amount of i ndebtedness of the Companies outstanding as of the Closing Date as set forth on the Certificate of Indebtedness.

The Purchase Price shall be paid as follows:

i.

$9,300,000.00 of the Purchase Price shall be paid to the Selling Group or their designee or designees by delivery by the Buyer of $9,300,000.00 of subordinate promissory notes, each due no later than December 31, 2016;

ii.	$300,000.00 of the Purchase Price (the "Holdback Amount") will be paid by Buyer to the Escrow Agent.

iii.

That amount by which the Purchase Price was reduced in respect of the aggregate amount of all Indebtedness of the Companies outstanding on the Closing Date shall be paid by the Buyer, on behalf of the Companies, to the creditors to whom such Indebtedness is owed in discharge thereof;

iv.

The Buyer shall deliver to the Sellers (or to Peekay on behalf of Sellers) all amounts necessary to fully discharge the then- outstanding balances of Sellers' Transaction Expenses, and the Sellers (or Peekay on behalf of Sellers) shall pay such amounts to accounts owned by the Persons owed such amounts;

v.	The Buyer shall deliver to the Seller Reresentative, on behalf of the Sellers, the Seller Representative Reserve Amount;

vi.

The balance of the Purchase Price (the "Cash Purchase Price") shall be paid by the Buyer to the Seller Representative, or to an account or accounts designated by the Seller Representative on behalf of the Sellers, according to their respective Percentage by delivery of cash or other immediately available funds in the aggregate amount equal to such balance.

At the Closing, the Purchase Price shall be subject to adjustment based on an amount (the "Estimated Closing Net Working Capital") equal to the Sellers' good faith estimate of the Net Working Capital of the Companies as of the Closing Date. A written statement setting forth the Sellers' good faith calculation of the Estimated Closing Net Working Capital together with internally prepared balance sheets of the Companies as of the Closing Date, prepared in accordance w i t h the Agreed Methodology, shall be provided by the Seller Representative to the Buyer no later than the close of business of the day preceding the Closing Date (collectively the "Initial Closing Statement").

F-35

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

If the Estimated Closing Net Working Capital is less than the Minimum Working Capital, the Purchase Price payable at the Closing shall be reduced by an amount equal to such deficiency (such deficiency to reduce the Cash Purchase Price payable to the Sellers at Closing). If the Estimated Closing Net Working Capital is greater than the Minimum Working Capital, the Purchase Price payable at the Closing shall be increased by an amount equal to such excess (such excess to increase the Cash Purchase Price payable to the Sellers at Closing). Such adjustment shall be calculated based on the Initial Closing Statement and the Seller's calculations of the Estimated Closing Net Working Capital.

Within sixty days after the Closing Date, the Buyer shall prepare and deliver to the Seller Representative unaudited balance sheets of the Companies as of the Closing Date, prepared in accordance with the Agreed Methodology and an unaudited statement of Net Working Capital as of such time, prepared in accordance with the Agreed Methodology.

NOTE 6— COMMITMENTS AND CONTINGENCIES

Leases

The Company maintains multiple leases for their retail locations. The particulars of each lease are as follows:

Fort Worth, TX – 7600 Jackboro Highway – The term of the lease is five years. T he lease commenced March 1, 2009 and ends February 28, 2014 with an annual rent of $90,000. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $15,000.

Haltom City, TX – 6380 N. Beach Street – The term of the lease is five years. The lease commenced September 1, 2010 and ends August 31, 2015 with an annual rent of $68,004. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $11,334.

Forest Hill, TX - 3300 Se Loop 820 – The term of the lease is five years. The lease commenced October 1, 2011 and ends September 30, 2016 with an annual rent of $90,000. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $15,000.

Memphis, TN - 2796 South Perkins – The term of the lease is five years. The lease commenced February 1, 2012 and ends January 31, 2017 with an annual rent of $60,522. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $10,087.

Fort Worth, TX – 3020 Alta Mere – The term of the lease is five years. The lease commenced on February 1, 2010 and ends January 31, 2015 at an annual rent of $29,700. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $4,950.

Fort Worth, TX – 6701 Randol Mill Rd – The term of the lease is 41 months. The lease commenced September 1, 2012 and ends January 31, 2016 at an annual rent of $38,400. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $6,400.

West Des Moines, IA – 840 1st Street – The term of the lease is five years. The lease commenced January 1, 2011 and ends December 31, 2015 at an annual rent of $61,820. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $10,303.

Memphis, TN – 2814 Coleman Road – The term of the lease is five years. The lease commenced November 1, 2010 and ends October 31, 2015. The base annual rent is at a annual base rent of $35,697 increasing 1.25% annually on November 1st of each year. The rent paid on this property for the period October 9, 2012 to December 31, 2012 was $5,937.

Memphis, TN – 975 North Germantown Parkway – The term of the lease is ten years. The lease commenced December 1, 2007 and ends November 30, 2017. The annual base rent is112,684 increases 3% annually on December 1st of each year.

The following is a schedule of the required annual minimum lease payments. The rent paid on this property for the period October 10, 2012 to December 31, 2012 was $18,461.

F-36

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

Notes to Financial Statements

December 31, 2012

The following table summarizes all minimum lease payments of stores listed above and the Peekay stores acquired as of December 31, 2012

Year
2013	$3,826,405
2014	3,320,581
2015	2,984,479
2016	2,371,796
2017	1,776,107
After	3,104,406
TOTAL	$17,383,774

The total rent expense for the period October 10, 2012 to December 31, 2012 was $97,473.

NOTE 7— OTHER EXPENSES

A breakout of other expense is as follows:

For the Period
October 10, 2012 to
December 31, 2012
Store expenses
Insurance	$12,475
Legal and professional	10,427
Repairs and maintenance	8,328
Other	18,945
$50,175

General & administrative expenses
Occupancy	$15,164
Travel and entertainment	13,631
Software	6,111
Automobile	5,994
Insurance	4,910
Depreciation	4,227
Other	13,757
$63,794

NOTE 8— SUBSEQUENT EVENTS

We evaluated all events or transactions that occurred after December 31, 2012 up through September 24, 2013, the date we issued these financial statements. During this period we did not have any other material subsequent events that impacted our financial statements.

F-37

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICO, INC.

Dated: January 6, 2014	By:	/s/ Lisa Berman
Lisa Berman
Chief Executive Officer

59

EXHIBIT INDEX

Exhibit No.	Description
2.1	Securities Exchange Agreement, dated December 31, 2014, among the Company, Christals Acquisition, LLC and the members of Christals Acquisition, LLC
3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-193618) filed on January 29, 2014)
3.2	Amended & Restated Bylaws of the Company
10.1	Advisory Agreement, dated December 31, 2012, by and among Christals Management, LLC, CP IV SPV, LLC and Peekay Acquisition, LLC
10.2	Amended and Restated Common Stock Purchase Agreement, dated December 31, 2012, by and among Peekay SPA, LLC, Peekay, Inc., Conrev, Inc., Kris Butt, Brian Barnett, Rick Barnett and Phyllis Heppenstall
10.3	Artifacts Agreement, dated December 31, 2012, by and among Peekay SPA, LLC, Kris Butt, Brian Barnett, Rick Barnett and Phyllis Heppenstall
10.4	Side Letter regarding Purchase Price, dated December 31, 2012, by and among Peekay SPA, LLC, Peekay, Inc., Conrev, Inc., Kris Butt, Brian Barnett, Rick Barnett and Phyllis Heppenstall
10.5	9% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Kris Butt
10.6	9% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Brian Barnett
10.7	9% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Rick Barnett
10.8	12% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Kris Butt
10.9	12% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Brian Barnett
10.10	12% Unsecured Subordinated Promissory Note issued on December 31, 2012 by Peekay Acquisition, LLC and Peekay SPA, LLC in favor of Rick Barnett
10.11

Financing Agreement, dated December 31, 2012, by and among Christals Acquisition, LLC, Peekay Acquisition, LLC, each of the Subsidiaries listed as a Borrower on the signature pages thereto, each of the Subsidiaries listed as a Guarantor on the signature pages thereto, the Lenders from time to time party thereto, Cortland Capital Market Services LLC, as collateral agent and administrative agent, and CB Agency Services, LLC, as origination agent

10.12	First Amendment to Financing Agreement, dated March 31, 2014
10.13	Second Amendment to Financing Agreement, dated September 24, 2014
10.14	Third Amendment to Financing Agreement, dated December 31, 2014
10.15	Side Letter regarding business of Holding and Parent, dated December 31, 2012.
10.16	Purchase Agreement, dated October 9, 2012, by and among Christals Acquisition, LLC, Retail Services L.L.C., Gary Zebrowski, Ross Jackson and Gary A. Zebrowski Living Trust
10.17	Contingent Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Ross Jackson
10.18	Contingent Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Gary A. Zebrowski Living Trust
10.19	Unsecured Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Ross Jackson
10.20	Unsecured Subordinated Promissory Note issued on October 9, 2012 by Christals Acquisition, LLC in favor of Gary A. Zebrowski Living Trust
10.21	Lease Agreement, dated July 1, 2012, between PK Properties, LLC and Peekay Inc.
10.22	Consulting Agreement, dated December 31, 2014, between the Company and Lisa Berman.
10.23	Employment Agreement, dated December 31, 2014, between the Company and Bob Patterson.
10.24	Employment Agreement, dated December 31, 2014, between the Company and Janet Mathews.
14.1	Code of Ethics of the Company
16.1	Letter from Dov Weinstein & Co. CPA (Isr.), regarding change in certifying accountant
21.1	Subsidiaries of the Company

60